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This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion
Preliminary Prospectus Supplement dated May 19, 2009

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-159348

PROSPECTUS SUPPLEMENT
To Prospectus dated May 19, 2009

40,000,000 Shares

Hertz Global Holdings, Inc.

Common Stock

          We are offering 40,000,000 shares of our common stock, par value $0.01 per share.

          The common stock of Hertz Global Holdings, Inc., which we refer to in this prospectus supplement as "Hertz Holdings," is listed on the New York Stock Exchange under the symbol "HTZ." The last reported sale price of the common stock on May 19, 2009 was $8.14 per share.

          Concurrently with this offering, under a separate prospectus supplement, we are offering $250,000,000 aggregate principal amount of our        % Convertible Senior Notes due 2014 (the "Convertible Notes") (or $287,500,000 aggregate principal amount, if the underwriters exercise their option to purchase additional Convertible Notes with respect to that offering in full), in an underwritten offering. The consummation of this offering of common stock is not conditioned upon the consummation of the concurrent Convertible Notes offering and vice versa.

          In addition, substantially concurrent with this offering, investment funds associated with Clayton Dubilier & Rice, Inc. and The Carlyle Group, existing stockholders of Hertz Holdings, are expected to purchase at least $150 million of our common stock at a purchase price per share equal to the price per share paid by the public in this offering, less the underwriting discounts and commission payable to the underwriters in this offering, in a transaction exempt from registration under the Securities Act of 1933, as amended.

          Investing in our common stock involves risks. See "Risk Factors" on page S-6 to read about factors you should consider before buying shares of the common stock.

          Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Price to public	$	$

Underwriting discount	$	$

Proceeds, before expenses, to the Hertz Holdings	$	$

          To the extent that the underwriters sell more than 40,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 6,000,000 shares from us at the offering price less the underwriting discount. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $            and total proceeds, before expenses, to Hertz Holdings, will be $            .

          The underwriters expect to deliver the shares against payment in New York, New York on or about May     , 2009.

Joint Book-Running Managers

J.P.Morgan	Goldman, Sachs & Co.	Merrill Lynch & Co.	Barclays Capital

Lead Manager

Deutsche Bank Securities

Co-Managers

ABN AMRO Incorporated	BNP PARIBAS	Calyon Securities (USA) Inc.

Prospectus Supplement dated May     , 2009.

Prospectus Supplement

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering.

        The second part, the accompanying prospectus dated May 19, 2009, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock offered by this prospectus supplement and the accompanying prospectus. For information about our common stock, see "Description of Capital Stock" in the accompanying prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, or the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Before you invest in our common stock, you should read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated by reference are described in this prospectus supplement under "Incorporation by Reference."

        If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Unless the context otherwise requires, in this prospectus supplement, (i) "Hertz Holdings" means Hertz Global Holdings, Inc., our top-level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly owned subsidiary of Hertz Investors, Inc., which is wholly owned by Hertz Holdings, (iii) "we," "us" and "our" mean (a) prior to December 21, 2005, Hertz and its consolidated subsidiaries and (b) on and after December 21, 2005, Hertz Holdings and its consolidated subsidiaries, including Hertz, and (iv) "HERC" means Hertz Equipment Rental Corporation, Hertz's wholly owned equipment rental subsidiary, together with our various other wholly owned international subsidiaries that conduct our industrial, construction and material handling equipment rental business.

        The "Successor period ended December 31, 2005" refers to the 11-day period from December 21, 2005 (the date of our acquisition from Ford Holdings LLC by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity, or, collectively, the "Sponsors") to December 31, 2005 and the "Predecessor period ended December 20, 2005" refers to the period from January 1, 2005 to December 20, 2005. The term "Successor" refers to us following the date of such acquisition and the term "predecessor" refers to us prior to such date. Certain financial information in this prospectus supplement and the accompanying prospectus for the Predecessor period ended December 20, 2005 and Successor period ended December 31, 2005 has been presented on a combined basis.

        In September 2008, Bank of America Corporation, or "Bank of America," announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity. This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by Merrill Lynch Global Private Equity and certain of its affiliates.

        Any capitalized terms used and not defined in this prospectus supplement shall have the meaning assigned to them in the accompanying prospectus or our Annual Report on Form 10-K for the fiscal year ending December 31 2008, incorporated by reference herein.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including, without limitation, those concerning our liquidity and capital resources, include "forward looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus supplement and the accompanying prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors, including, without limitation, those risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward looking statements. Some important factors include:

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  our operations;

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  economic performance;

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  financial condition;

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  management forecasts;

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  efficiencies;

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  cost savings and opportunities to increase productivity and profitability;

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  income and margins;

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  liquidity and availability to us of additional or continued sources of financing for our revenue earning equipment;

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  financial instability of insurance companies providing financial guarantees for our asset backed securities;

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  financial instability of the manufacturers of our cars;

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  economies of scale;

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  anticipated growth;

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  the economy;

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  future economic performance;

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  our ability to maintain profitability during adverse economic cycles and unfavorable external events;

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  future acquisitions and dispositions;

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  litigation;

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  potential and contingent liabilities;

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  management's plans;

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  taxes;

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  tangible and intangible asset impairment charges; and

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  refinancing of existing debt.

        In light of these risks, uncertainties and assumptions, the forward looking statements contained in this prospectus supplement and the accompanying prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary does not contain all the information that may be important to purchasers of our common stock. You should carefully read the entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and other information incorporated by reference in this prospectus supplement before making any investment decision.

 Our Company

        We own what we believe is the largest worldwide general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In our car rental business segment, we and our independent licensees and associates accept reservations for car rentals at approximately 8,100 locations in approximately 145 countries. We are the only car rental company that has an extensive network of company operated rental locations both in the United States and in all major European markets. We maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at the 42 major airports in Europe where we have company operated locations and data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 345 branches in the United States, Canada, France, Spain and China, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 6.8% over the last 20 years, with year-over-year growth in 17 of those 20 years.

        The car and equipment rental industries are significantly influenced by general economic conditions. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars that we sold.

        We have recently experienced improved market conditions and benefits from our restructuring efforts. In our U.S. car rental business, revenues have begun to decrease at a lower rate and we believe that the pricing environment is more attractive as our revenue per day, revenue per transaction and leisure market car rental pricing has shown recent improvement. In addition, we have experienced increased volume from our recently added prepaid discount car rental program, which potentially offers an attractive revenue growth curve. Also, advance reservations in our U.S. car rental business have improved every week for the last four weeks, although this indicator has been less reliable as a predictor of future results in the current economic environment. In our European car rental business, advance reservations for car rental have improved for July and August 2009. In response to reduced demand over the past year, we believe that the European car rental industry has reduced the supply of rental cars available. As a result, we expect to see favorable trends in pricing as we head into the peak summer season, although there can be no assurance that this will materialize given volatile economic conditions in Europe. In our equipment rental business, we believe that the negative trends that we have experienced in volume are beginning to level off, however the pricing pressure that we have experienced has not yet dissipated. In addition, we have experienced smaller losses on our used equipment sales and, therefore, expect our pre-tax results and margins to improve. We have also won a new industrial account from a competitor and, on the international front, we opened a second location in China.

The Offering

Issuer	Hertz Global Holdings, Inc.
Common Stock Offered by Us	40,000,000 shares
Common Stock Immediately Outstanding Following this Offering and the Private Offering	shares
Option to Purchase Additional Shares	6,000,000 shares
Use of Proceeds

Our net proceeds from this offering are estimated to be approximately $         million (or $         million if the underwriters' option to purchase additional shares is exercised in full) after deducting underwriting discounts and estimated offering expenses. The net proceeds to us from the sale of the $250 million aggregate principal amount of our    % Convertible Senior Notes due 2014 (or a total of $287.5 million aggregate principal amount of Convertible Notes if the representatives on behalf of the underwriters exercise the underwriters' option to purchase additional Convertible Notes in full) being sold concurrently with this offering, as well as the net proceeds from this offering and the proceeds to us from the Private Offering are expected to be used to increase our liquidity and for general corporate purposes, including the repayment of consolidated debt.

New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "HTZ."

        The number of shares of common stock that will be outstanding immediately following this offering and the Private Offering, as described below, is based on the number of shares outstanding as of May 18, 2009 and excludes:

  •
  shares of common stock issuable upon conversion of our Convertible Notes to be issued in the concurrent offering of Convertible Notes (see "—Concurrent Note Offering and Private Offering");

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  shares of common stock issuable upon the exercise of outstanding stock options; and

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  outstanding but unvested restricted stock units and performance stock units.

Concurrent Note Offering and Private Offering

        Concurrently with this offering, we are offering $250,000,000 principal amount of our    % Convertible Notes due 2014 (or a total of $287,500,000 principal amount if the underwriters in that offering exercise their option to purchase additional Convertible Notes in full) in an underwritten offering pursuant to a separate prospectus supplement. This offering is not contingent upon the offering of the Convertible Notes, and the offering of the Convertible Notes is not contingent upon this offering.

        In addition, substantially concurrent with this offering, investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, which, together with investment funds associated with Merrill Lynch Global Private Equity, currently own approximately 55% of our outstanding common stock, are expected to purchase from us an aggregate of at least $150 million of our common stock at a purchase price per share equal to the price per share paid by the public in this offering, less the underwriting discounts and commission payable to the underwriters in this offering. The Private Offering is being made pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (such transaction, the "Private Offering") and is contingent upon the completion of this offering. After completion of the Private Offering, investment funds associated with the Sponsors, would collectively hold approximately        % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the Convertible Notes). The Private Offering, if completed, is expected to close in the second quarter of 2009, after we have complied with legal obligations to deliver certain information related to the approval of the concurrent Private Offering by holders of a majority of our outstanding common stock by written consent.

RISK FACTORS

        Our business is subject to a number of important risks and uncertainties, some of which are described below. The risks described below, however, are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in our common stock. You should carefully consider the risks below, together with the other information in or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to investing in our common stock.

Risks Related to Our Business

A further or continued economic downturn could result in even greater declines in business and leisure travel and non-residential capital investment.

        Our results of operations are affected by many economic factors, including the level of economic activity in the markets in which we operate. In the car rental business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car rental transactions. In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our equipment rental customers operate and, therefore, results in a decline in the volume of equipment rental transactions. Declines in the volume of car and equipment rental could have a material adverse effect on our results of operations. In addition, in the case of a decline in car or equipment rental activity, we may reduce rental rates to meet competitive pressures, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earning cars and/or equipment.

        The car and equipment rental industries are significantly influenced by general economic conditions. In the final three months of 2008, both the car and equipment rental markets experienced unprecedented declines due to the precipitous slowdown in consumer spending as well as significantly reduced demand for industrial and construction equipment. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic while the equipment rental segment, is being impacted by the difficult economic and business environment as investment in commercial construction and the industrial markets slow. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of the credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental and equipment rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars and equipment that we sold.

We face intense competition that may lead to downward pricing, or an inability to increase prices.

        The markets in which we operate are highly competitive. See "Business—Worldwide Car Rental—Competition" and "Business—Worldwide Equipment Rental—Competition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein. We believe that price is one of the primary competitive factors in the car and equipment rental markets. Although we have recently increased our pricing, our competitors, some of whom may have access to substantial capital, may seek to compete aggressively on the basis of pricing. To the extent that we have to match any of our competitors downward pricing and are not able to reduce our operating costs, it could have a material adverse impact on our results of operations. To the extent that we do not match or remain within a reasonable competitive margin of our competitors' pricing, it could also have a material adverse impact on our results of operations, as we may lose rental volume. The Internet has increased pricing transparency among car rental companies by enabling cost-conscious customers, including business travelers, to more easily obtain the lowest rates available from car rental companies for any given trip. This transparency may increase the prevalence and intensity of price competition in the future.

Our car rental business is dependent on the air travel industry.

        We estimate that approximately 70% of our worldwide car rental revenues for the twelve months ended March 31, 2009 were generated at our airport rental locations. Significant capacity reductions or airfare increases (e.g., due to capacity reduction or an increase in fuel costs) could result in reduced air travel and have a material adverse effect on our results of operations. Certain airlines have recently announced but not yet implemented capacity reductions in 2009. In addition, any event that disrupts or reduces business or leisure air travel could have a material adverse effect on our results of operations. In particular, deterioration in the economic condition of U.S. and international airlines could exacerbate reductions in air travel. Other events that impact air travel could include work stoppages, military conflicts, terrorist incidents, natural disasters, epidemic diseases, or the response of governments to any of these events. For example, shortly before the September 11, 2001 terrorist attacks, we estimated that we would earn a pre-tax profit of approximately $250 million in 2001; by contrast, our actual pre-tax profit for 2001 was only approximately $3 million, and we continued to feel the adverse effects of the attacks well into the following year. On a smaller scale, the 2003 outbreak of Severe Acute Respiratory Syndrome, or "SARS," in the Toronto, Canada area and parts of Asia, significantly reduced our 2003 results of operations in Canada. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of the credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental and equipment rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars and equipment that we sold.

Our business is highly seasonal.

        Certain significant components of our expenses, including minimum concession fees, real estate taxes, rent, insurance, utilities, maintenance and other facility-related expenses, the costs of operating our information technology systems and minimum staffing costs, are fixed in the short-run. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The second and third quarters of the year have historically been our strongest quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein.

We may not be successful in our business strategy to expand into the off-airport rental market.

        We have been increasing our presence in the off-airport car rental market in the United States. We intend to pursue profitable growth opportunities in the off-airport market. We expect to do this through a combination of selected new location openings, a disciplined evaluation of existing locations and the pursuit of same-store sales growth. In order to increase revenues at our existing and any new off-airport locations, we will need to successfully market to insurance companies and other companies that provide rental referrals to those needing cars while their vehicles are being repaired or are temporarily unavailable for other reasons, as well as to the renters themselves. This could involve a significant number of additional off-airport locations or strategic changes with respect to our existing locations. We incur minimal non-fleet costs in opening our new off-airport locations, but new off-airport locations, once opened, take time to generate their full potential revenues. As a result, revenues at new locations do not initially cover their start-up costs and often do not, for some time, cover the costs of their ongoing operation. See "Business—Worldwide Car Rental—Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein. In addition, if airline passenger traffic continues to decrease, our competitors, some of which have greater market share than we do in the off-airport rental market, may also try to increase their presence in that market, which could make it more difficult for this business strategy to succeed. The full results of this strategy and the success of our execution of this strategy will not be known for a number of years. If we are unable to grow profitably in our off-airport network, properly react to changes in market conditions or successfully market to replacement renters and the insurance companies covering the cost of their rentals, our financial condition, results of operations and cash flows could be materially adversely affected.

We face risks of increased costs of cars and of decreased profitability, including as a result of limited supplies of competitively priced cars.

        We believe we are one of the largest private sector purchasers of new cars in the world for our rental fleet, and as of March 31, 2009, our approximate average holding period for a rental car was 12 months in the United States and 10 months in our international car rental operations. In recent years, the average holding cost of new cars has increased. Our net per car vehicle depreciation costs in the United States for 2008 increased approximately 6% from our net per car depreciation costs for 2007 and increased approximately 20% in Europe year-over-year. During the three months ended March 31, 2009, our net per car vehicle depreciation costs in the United States and Europe increased approximately 3% and 19%, respectively, as compared to the prior year period. We expect our net per car vehicle depreciation costs in the United States and in Europe for 2009 to be similar to 2008. We may not be able to offset these costs to a degree sufficient to be profitable in 2009.

        Historically, we have purchased more of the cars we rent from Ford than from any other automobile manufacturer. Over the five years ended December 31, 2008, approximately 36% of the cars acquired by us for our U.S. car rental fleet, and approximately 28% of the cars acquired by us for our international car rental fleet, were manufactured by Ford and its subsidiaries. During the year ended December 31, 2008, approximately 30% of the cars acquired by us domestically were manufactured by Ford and its subsidiaries and approximately 19% of the cars acquired by us for our international fleet were manufactured by Ford and its subsidiaries. During the twelve months ended March 31, 2009, approximately 25% of the cars acquired by us domestically were manufactured by Ford and its subsidiaries and approximately 18% of the cars acquired by us for our international fleet were manufactured by Ford and its subsidiaries. Under our Master Supply and Advertising Agreement with Ford, Ford has agreed to develop fleet offerings in the United States that are generally competitive with terms and conditions of similar offerings by other automobile manufacturers. The Master Supply and Advertising Agreement expires in 2010. See "Business—Relationship with Ford—Supply and Advertising Arrangements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein. We cannot assure you that we will be able to extend the Master Supply and Advertising Agreement beyond its current term or enter into similar agreements at reasonable terms. In the future, we expect to buy a smaller proportion of our car rental fleet from Ford than we have in the past. If Ford does not offer us competitive terms and conditions, and we are not able to purchase sufficient quantities of cars from other automobile manufacturers on competitive terms and conditions, then we may be forced to purchase cars at higher prices, or on terms less competitive, than for cars purchased by our competitors. Historically, we have also purchased a significant percentage of our car rental fleet from General Motors Corporation, or "General Motors." Over the five years ended December 31, 2008, approximately 23% of the cars acquired by us for our

U.S. car rental fleet, and approximately 15% of the cars acquired by us for our international fleet, were manufactured by General Motors. During the year ended December 31, 2008, approximately 25% of the cars acquired by our U.S. car rental fleet, and approximately 18% of the cars acquired by us for our international fleet, were manufactured by General Motors. During the twelve months ended March 31, 2009, approximately 28% of the cars acquired by our U.S. car rental fleet, and approximately 16% of the cars acquired by us for our international fleet, were manufactured by General Motors. If Ford does not fulfill its obligations under our Master Supply and Advertising Agreement or General Motors does not fulfill its obligations under our 2009 model year arrangement, for whatever reason, including a bankruptcy filing by Ford or General Motors, this could cause a disruption in our supply of cars, may increase our average cost of new cars, could adversely impact how much we can borrow under our asset-backed financing facilities, and could require us to provide additional enhancement or collateral under our asset-backed financing facilities, any or all of which would decrease our profitability and liquidity and have a material adverse impact on our liquidity and results of operations.

        To date we have not entered into any long-term car supply arrangements with manufacturers other than Ford. In addition, certain car manufacturers, including Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us.

        Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

We face risks related to decreased acquisition or disposition of cars through repurchase and guaranteed depreciation programs.

        As of March 31, 2009, approximately 26% of the cars purchased in our combined U.S. and international car rental fleet were subject to repurchase by car manufacturers under contractual repurchase or guaranteed depreciation programs, or "program cars." Under these programs, car manufacturers agree to repurchase cars at a specified price or guarantee the depreciation rate on the cars during a specified time period, typically subject to certain car condition, mileage and holding period requirements. These repurchase and guaranteed depreciation programs limit the risk to us that the market value of a car at the time of its disposition will be less than its estimated residual value at such time. We refer to this risk as "residual risk."

        Repurchase and guaranteed depreciation programs enable us to determine our depreciation expense in advance. This predictability is useful to us, since depreciation is a significant cost factor in our operations. Repurchase and guaranteed depreciation programs are also useful in managing our seasonal peak demand for fleet, because some of them permit us to acquire cars and dispose of them after relatively short periods of time. A trade-off we face when we purchase program cars is that we typically pay the manufacturer of a program car more than we would pay to buy the same car as a non-program car. Program cars thus involve a larger initial investment than their non-program car counterparts do. If a program car is damaged and we are unable to recover the cost of the damage from our customer or another third party or the car otherwise becomes ineligible for return or sale under the relevant program, our loss upon the disposition of the car will be larger than if the car had been a non-program car, because our initial investment in the car was larger.

        Over the past five years, the percentage of our car rental fleet subject to repurchase or guaranteed depreciation programs has substantially decreased due primarily to changes in the overall terms offered by automobile manufacturers under repurchase programs. As of March 31, 2009, approximately 21% of our fleet consisted of cars purchased from Ford, of which approximately 28% were program cars and approximately 26% of our fleet consisted of cars purchased from General Motors, of which approximately 32% were program cars. In the aggregate, approximately 26% of our fleet as of March 31, 2009, consisted of program cars. Accordingly, we are now bearing increased risk relating to the residual market value and the related depreciation on our car rental fleet and must use different rotational techniques to accommodate our seasonal peak demand for cars.

        Repurchase and guaranteed depreciation programs generally provide us with flexibility to reduce the size of our fleet by returning cars sooner than originally expected without risk of loss in the event of an economic downturn or to respond to changes in rental demand. This flexibility has been reduced as the percentage of program cars in our car rental fleet has decreased materially. See "Business—Worldwide Car Rental—Fleet" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, each incorporated by reference herein.

        Our car manufacturers may fail to fulfill their obligations to repurchase or guarantee the depreciation of program cars under our current or future arrangements with them, for whatever reason including a bankruptcy filing, or in the future, car manufacturers could modify or eliminate their repurchase or guaranteed depreciation programs or change their return policies (which include condition, mileage and holding period requirements for returned cars) from one program year to another to make it disadvantageous to acquire certain cars. Any failure of our car manufacturers to fulfill their current repurchase or guaranteed obligations, or modification or elimination of such programs in the future, would increase our exposure to the risks described in the preceding paragraphs. In addition, because we obtain a substantial portion of our financing in reliance on repurchase and guaranteed depreciation programs, the failure of our car manufacturers to fulfill their current repurchase obligations, or modification or elimination of those programs in the future, or significant adverse changes in the financial condition of our car manufacturers, including a bankruptcy filing by a significant supplier, could adversely impact our outstanding asset-backed financing facilities and could in the future make vehicle-related debt financing more difficult to obtain on reasonable terms. See "—Risks Related to our Substantial Indebtedness—Our reliance on asset-backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control."

We could be harmed by a further decline in the results of operations or financial condition of the manufacturers of our cars.

        As of March 31, 2009, approximately 21% of our fleet consisted of cars purchased from Ford, of which approximately 28% were program cars and approximately 26% of our fleet consisted of cars purchased from General Motors, of which approximately 32% were program cars. In the past several years, Ford and General Motors have experienced deterioration in their operating results and significant declines in their credit ratings.

        A continued decline in the results of operations or financial condition of a manufacturer of cars that we own could reduce such cars' residual values, particularly to the extent that the manufacturer unexpectedly announced the eventual elimination of a model or nameplate or immediately ceased manufacturing them altogether. Such a reduction in residual values could cause us to sustain a loss on the ultimate sale of non-program cars, on which we bear the risk of such declines in residual value, or require us to depreciate those cars on a more rapid basis while we own them. A decline in the economic and business prospects of car manufacturers, including any economic distress impacting the suppliers of car components to manufacturers, could also cause manufacturers to raise the prices we pay for cars or reduce their supply to us.

        In addition, if a decline in results or conditions were so severe as to cause a manufacturer to default on an obligation to repurchase or guarantee the depreciation of program cars we own, or to cause a manufacturer to commence bankruptcy reorganization proceedings, and reject its repurchase or guaranteed depreciation obligations, or if any manufacturer of our cars does not fulfill its obligations under our current arrangement with them, for whatever reason, we would have to dispose of those program cars without the benefits of the associated programs. This could significantly increase our expenses. In addition, disposing of program cars following a manufacturer default or rejection of the program in bankruptcy could result in losses on cars that have become ineligible for return or sale under the applicable program. Such losses could be material if a large number of program cars were affected. For example, we estimate that if Ford Motor Company, but not its subsidiaries, had filed for bankruptcy reorganization and rejected all its commitments to repurchase program cars from us, based upon the highest number of Ford program cars we had for the twelve months ended March 31, 2009, we would have sustained material losses in the U.S., which would have been as high as $232.0 million, upon disposition of those cars. A reduction in the number of program cars that we buy would reduce the magnitude of this exposure, but it would simultaneously increase our exposure to residual value risk. See "—We face risks related to decreased acquisition or disposition of cars through repurchase and guaranteed depreciation programs."

        Any default or reorganization of a manufacturer that has sold us program cars might also leave us with a substantial unpaid claim against the manufacturer with respect to program cars that were sold and returned to the car manufacturer but not paid for, or that were sold for less than their agreed repurchase price or guaranteed value. For the twelve months ended March 31, 2009, the highest outstanding month-end receivable balance for cars sold to a single manufacturer was $249.1 million owed by General Motors. See "—We face risks of increased costs of cars and of decreased profitability, including as a result of limited supplies of competitively priced cars."

        In addition, events negatively affecting the car manufacturers, including a bankruptcy, could affect how much we may borrow under our asset-backed financing facilities. For example, under the current terms of our asset-backed financing facilities, in the event of a manufacturer event of default or bankruptcy of General Motors or Ford, in order for us to access the $ 825 million of availability under our Series 2008-1 variable funding notes, (1) we would need to amend the Series 2008-1 variable funding notes which may require the consent of the holders of notes of other series, (2) we would need to renegotiate certain agreements with MBIA and Ambac, (3) the manufacturer event of default would need to be cured or the bankrupt manufacturer would need to emerge from bankruptcy (as applicable), or (4) certain other conditions of agreements with Ambac and MBIA would need to be satisfied. For a detailed description of the amounts that we have available under our Senior ABL Facility and our Fleet Financing Facilities, see Note 3 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein under caption "Financial Statements and Supplementary Data." In addition to the consequences described above, events negatively affecting car manufacturers that supplies cars for our fleet could have other consequences under our asset-backed financing program. See "—Risks Related to Our Substantial Indebtedness—Our reliance on asset-backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control."

We may not be successful in implementing our strategy of reducing operating costs and our cost reduction initiatives may have other adverse consequences.

        We are implementing initiatives to reduce our operating expenses. These initiatives include headcount reductions, business process outsourcing, business process re-engineering and internal reorganization, as well as other expense controls. We cannot assure you that we will be able to implement our cost reduction initiatives successfully, or at all. For the twelve months ended March 31, 2009, we incurred $257.8 million of restructuring and restructuring related costs associated with our cost reduction initiatives, and we anticipate incurring further expenses throughout the upcoming year, some of which may be material in the period in which they are incurred.

        Even if we are successful in our cost reduction initiatives, we may face other risks associated with our plans, including declines in employee morale or the level of customer service we provide, the efficiency of our operations or the effectiveness of our internal controls. Any of these risks could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, investors or securities analysts who cover the common stock of Hertz Holdings may not agree with us that these changes are beneficial, and our stock price may decline as a result.

Our business process outsourcing initiatives may increase our reliance on third-party contractors and expose our business to harm upon the termination or disruption of our third-party contractor relationships.

        Our strategy to increase profitability by reducing our costs of operations includes the implementation of business process outsourcing initiatives. As a result, our future operations may increasingly rely on third-party outsourcing contractors to provide services that we currently perform internally. Any disruption, termination, or substandard provision of these outsourced services could adversely affect our brand, customer relationships, operating results and financial condition. Also, if a third-party outsourcing contractor relationship is terminated, there is a risk that we may not be able to enter into a similar agreement with an alternate provider in a timely manner or on terms that we consider favorable. In addition, in the event a third-party outsourcing relationship is terminated and we are unable to replace it, there is also a risk that we may no longer have the capabilities to perform these services internally.

An impairment of our goodwill and/or our indefinite-lived intangible assets could have a material non-cash adverse impact on our results of operations.

        We account for our goodwill and indefinite-lived intangible assets under Statement of Financial Accounting Standards, or "SFAS," No. 142 and review these assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable and at least annually. We have performed our annual impairment tests for goodwill and indefinite-lived intangible assets during the fourth quarter of 2008 and recorded non-cash impairment charges of $694.9 million related to our goodwill and $451.0 million related to our other intangible assets. The current economic environment had a negative impact on our results of operations in 2008 through reductions in rental volume, decreases in pricing and increases in certain costs. In addition, decreases in our stock price have resulted in a reduced market capitalization which may not recover in the short-term. We have taken a number of actions as described elsewhere in this filing to mitigate the impact of these negative factors on our projected future cash flows. However, the global economy could continue to deteriorate and our planned actions may not be sufficient to allow us to maintain consistent levels of cash flows as currently projected. If such further economic deterioration occurs, we may be required to record additional charges for goodwill and/or indefinite-lived intangible asset impairments in the future, which could have a material adverse non-cash impact on our results of operations.

Significant increases in fuel costs or reduced supplies of fuel could harm our business.

        According to the U.S. Energy Information Administration, from 2007 to 2008, the average retail cost of a gallon of gasoline in the United States increased 15.9%. While a 42.5% decrease is projected over the course of 2009, fuel prices have been volatile recently, and could fluctuate severely and/or increase overall in 2009. Significant increases in fuel prices, fluctuations in fuel supplies or imposition of mandatory allocations or rationing of fuel, which are affected by a number of factors beyond our control, could negatively impact our car rental business by directly discouraging consumers from renting cars or disrupting air travel, on which a significant portion of our car rental business relies. In addition, significant increases in fuel prices or reduction in fuel supplies could negatively impact our equipment rental business by increasing the cost of buying new equipment, since fuel is used in the manufacturing process and in delivering equipment to us, and by reducing the mobility of our fleet, due to higher costs to us of transporting equipment between facilities or regions. Significant increases in fuel prices also negatively impact the air travel industry, which in turn impacts our car rental business. See "—Our car rental business is dependent on the air travel industry." Significant increases in fuel prices or a severe or protracted disruption in fuel supplies could have a material adverse effect on our financial condition and results of operations.

Manufacturer safety recalls could create risks to our business.

        Our cars may be subject to safety recalls by their manufacturers. Under certain circumstances, the recalls may cause us to attempt to retrieve cars from renters or to decline to re-rent returned cars until we can arrange for the steps described in the recalls to be taken. If a large number of cars are the subject of simultaneous recalls, or if needed replacement parts are not in adequate supply, we may not be able to re-rent recalled cars for a significant period of time. We could also face liability claims if recalls affect cars that we have already sold. Depending on the severity of the recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the cars involved and harm our general reputation.

We face risks arising from our heavy reliance on communications networks and centralized information technology systems.

        We rely heavily on information technology systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, account for our activities and otherwise conduct our business. We have centralized our information technology systems in two redundant facilities in Oklahoma City, Oklahoma, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes and otherwise materially adversely affect our ability to manage our business effectively. If we outsource key business processes in the future, the outsourcing service providers may concentrate their activities on our behalf at a small number of locations, entailing similar or potentially even greater risks. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, but they do not eliminate it. In addition, because our systems contain information about millions of individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

The concentration of our reservations, accounting and information technology functions at a limited number of facilities in Oklahoma, Alabama and Ireland creates risks for us.

        We have concentrated our reservations functions for the United States in two facilities, one in Oklahoma City, Oklahoma, and one in Saraland (Mobile County), Alabama, and we have concentrated our accounting functions for the United States in two facilities in Oklahoma City. We plan to close the Saraland facility in mid-2009. We have concentrated reservations and accounting functions for our European operations in a single facility near Dublin, Ireland. In addition, our major information technology systems are centralized in two of our facilities in Oklahoma City. A disruption of normal business at any of our principal facilities in Oklahoma City, Saraland or Dublin, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities. If we outsource key business processes in the future, the outsourcing service providers may concentrate their activities on our behalf at a small number of locations, entailing similar or potentially greater risks. Our systems designs, business continuity plans and insurance programs are designed to mitigate those risks, but do not eliminate them, and this is particularly true with respect to events of broad geographic impact. In addition, there can be no assurance such risks will be successfully mitigated.

Claims that the software products and information technology systems that we rely on are infringing on the intellectual property rights of others could increase our expenses or inhibit us from offering certain services.

        A number of entities, including some of our competitors, have sought, or may in the future obtain, patents and other intellectual property rights that cover or affect software products and other components of information technology systems that we rely on to operate our business. For example, Enterprise Rent-A-Car Company, or "Enterprise," has previously asserted that certain systems we use to conduct insurance replacement rentals would infringe on patent rights that it has been granted.

        Litigation may be necessary to determine the validity and scope of third-party rights or to defend against claims of infringement. If a court determines that one or more of the software products or other components of information technology systems we use infringe on intellectual property owned by others or we agree to settle such a dispute, we may be liable for monetary damages. In addition, we may be required to obtain licenses from the owners of the intellectual property, redesign those products and components in such a way as to avoid infringement or cease altogether the use of those products and components. Each of these alternatives could increase our expenses materially or impact the marketability of our services. Any litigation, regardless of the outcome, could result in substantial costs and diversion of resources and could have a material adverse effect on our business. In addition, a third-party intellectual property owner might not allow us to use its intellectual property at any price, or on terms acceptable to us, which could materially affect our competitive position and our results of operations. For example, if Enterprise were to pursue and prevail on claims of infringement similar to those it has previously asserted, it could have a material adverse effect on our insurance replacement business and, in turn, our off-airport business. We have already commenced litigation against Enterprise with respect to its patents and claims it has made. See "—Legal Proceedings" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

The misuse or theft of information we possess could harm our brand, reputation or competitive position or give rise to material liabilities.

        We possess non-public information with respect to millions of individuals, including our customers and our current and former employees, and thousands of businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome. See "—Changes in the U.S. and foreign legal and regulatory environment that impact our operations, could disrupt our business or increase our expenses."

If we acquire any businesses in the future, they could prove difficult to integrate or disrupt our business.

        We intend to pursue the growth of our business and from time to time consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

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  potential disruption of our ongoing business and distraction of management;

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  difficulty integrating the acquired business; and

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  exposure to unknown liabilities, including litigation against the companies we may acquire.

        If we make acquisitions in the future, acquisition-related accounting charges may affect our financial condition and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

We face risks related to changes in our ownership.

        A substantial number of our airport concession agreements, as well as certain of our other agreements with third parties, require the consent of the airports' operators or other parties in connection with any change in ownership of us. Changes in ownership of us could also require the approval of other governmental authorities (including insurance regulators, regulators of our retail used car sales activities and antitrust regulators), and we cannot offer assurance that those approvals would be obtained on terms acceptable to us. If our owners were to proceed to change their ownership of us without obtaining necessary approvals, or if significant conditions on our operations were imposed in connection with obtaining such approvals, our ability to conduct our business could be impaired, resulting in a material adverse effect on our results of operations and financial condition. In September 2008, Bank of America announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity. This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by Merrill Lynch Global Private Equity and certain of its affiliates. See "The Sponsors currently control us and may have conflicts of interest with us in the future."

We face risks related to liabilities and insurance.

        Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the cars and equipment rented or sold by us and for workers' compensation claims and other employment-related claims by our employees. Currently, we generally self-insure up to $10 million per occurrence in the United States and Europe for vehicle and general liability exposures and maintain insurance with unaffiliated carriers in excess of such levels up to $200 million per occurrence for the current policy year, or in the case of equipment rental in Europe and international operations outside of Europe, in such lower amounts as we deem adequate given the risks. We cannot assure you that we will not be exposed to uninsured liability at levels in excess of our historical levels resulting from multiple payouts or otherwise, that liabilities in respect of existing or future claims will not exceed the level of our insurance, that we will have sufficient capital available to pay any uninsured claims or that insurance with unaffiliated carriers will continue to be available to us on economically reasonable terms or at all. See "Business—Risk Management" and "Legal Proceedings" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

We could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate.

        We participate in various "multiemployer" pension plans administered by labor unions representing some of our employees. We make periodic contributions to these plans to allow them to meet their pension benefit obligations to their participants. In the event that we withdraw from participation in one of these plans, then applicable law could require us to make an additional lump-sum contribution to the plan, and we would have to reflect that as an expense in our consolidated statement of operations and as a liability on our consolidated balance sheet. Our withdrawal liability for any multiemployer plan would depend on the extent of the plan's funding of vested benefits. In the ordinary course of our renegotiation of collective bargaining agreements with labor unions that maintain these plans, we may decide to discontinue participation in a plan, and in that event, we could face a withdrawal liability. Some multiemployer plans, including one in which we participate, are reported to have significant underfunded liabilities. Such underfunding could increase the size of our potential withdrawal liability.

We have received an informal request from the SEC to provide information about car rental services that we provide to our independent registered public accounting firm in the ordinary course of business.

        In July 2005, the Division of Enforcement of the SEC informed us that it was conducting an informal inquiry and asked Hertz to voluntarily provide documents and information related to car rental services that we provide to our independent registered public accounting firm, PricewaterhouseCoopers LLP, or "PwC." The SEC noted in its letter that the inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred, or as a reflection upon any person, entity or security. We cooperated with the SEC by providing it with certain requested information in July and September 2005. Since then, we have received no further requests from the SEC with respect to this informal inquiry, but neither have we been advised that it has been closed.

        After learning of this informal inquiry, our audit committee and representatives of PwC discussed PwC's independence with respect to us. PwC reconfirmed that it has been and remains independent with respect to us. In making this determination, PwC considered, among other things, its belief that PwC's arrangements with us represent arm's-length transactions that were negotiated in the normal course of business, and, therefore, that the commercial relationship does not impair PwC's independence with respect to us. If the SEC were to take a different view and it were ultimately determined that PwC was not independent with respect to us for certain periods, our filings with the SEC which contain our consolidated financial statements for such periods would be non-compliant with applicable securities laws. A determination that PwC was not independent with respect to us could, among other things, cause us to be in violation of, or in default under, the instruments governing our indebtedness and airport concession agreements, limit our access to capital markets and result in regulatory sanctions. Also, in the event of such a determination, we may be required to have independent audits conducted on our previously audited financial statements by another independent registered public accounting firm for the affected periods. The time involved to conduct such independent audits may make it more difficult to obtain capital on favorable terms, or at all, pending the completion of such audits. Any of the foregoing could have a material adverse effect on our results of operations, liquidity and financial condition, the trading prices of our securities and the continued eligibility for listing of our common stock on the NYSE.

Environmental laws and regulations and the costs of complying with them, or any liability or obligation imposed under them, could adversely affect our financial position, results of operations or cash flows.

        We are regulated by federal, state, local and foreign environmental laws and regulations in connection with our operations, including, among other things, with respect to the ownership and operation of tanks for the storage of petroleum products, such as gasoline, diesel fuel and motor and waste oils. We have established a compliance program for our tanks that is intended to ensure that the tanks are properly registered with the state or other jurisdiction in which the tanks are located and have been either replaced or upgraded to meet applicable leak detection and spill, overfill and corrosion protection requirements. However, we cannot assure you that these tank systems will at all times remain free from undetected leaks or that the use of these tanks will not result in significant spills.

        We have made, and will continue to make, expenditures to comply with environmental laws and regulations, including, among others, expenditures for the cleanup of contamination at or emanating from, currently and formerly owned and leased properties, as well as contamination at other locations at which our wastes have reportedly been identified. We cannot assure you that compliance with existing or future environmental legislation and regulations will not require material expenditures by us or otherwise have a material adverse effect on our consolidated financial position, results of operations or cash flows. See "Business—Governmental Regulation and Environmental Matters" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

Changes in the U.S. and foreign legal and regulatory environment that impact our operations, could disrupt our business or increase our expenses.

        We are subject to a wide variety of laws and regulations in the United States and the other countries and jurisdictions in which we operate, and changes in the level of government regulation of our business have the potential to materially alter our business practices or our profitability. Depending on the jurisdiction, those changes may come about through new legislation, the issuance of new laws and regulations or changes in the interpretation of existing laws and regulations by a court, regulatory body or governmental official. Sometimes those changes may have not just prospective but also retroactive effect, which is particularly true when a change is made through reinterpretation of laws or regulations that have been in effect for some time. Moreover, changes in regulation that may seem neutral on their face may have either more or less impact on us than on our competitors, depending on the circumstances.

        The optional liability insurance policies and products providing insurance coverage in our domestic car rental operations are conducted pursuant to limited licenses or exemptions under state laws governing the licensing of insurance providers. In our international car rental operations, our offering of optional products providing insurance coverage historically has not been regulated. Any changes in the law in the United States or internationally that change our operating requirements with respect to insurance could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenues. For instance, in the countries of the European Union, the regulatory environment for insurance intermediaries is evolving, and we cannot assure you either that we will be able to continue offering such coverage without substantial changes in our offering process or in the terms of the coverage or that such changes, if required, would not render uneconomic our continued offering of the coverage. Due to a change in law in Australia, we have discontinued sales of insurance products there. See "Business—Risk Management," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein, for further discussion regarding how changes in the regulation of insurance intermediaries may affect us internationally.

        Laws in many countries and jurisdictions limit the types of information we may collect about individuals with whom we deal or propose to deal, as well as how we collect, retain and use the information that we are permitted to collect. In addition, the centralized nature of our information technology systems requires the routine flow of information about customers and potential customers across national borders, particularly into the United States. In the future, if we elect to outsource work that involves the processing of such information, that information may flow into other countries, some of which do not possess developed legal regimes relating to privacy and data security. If this flow of information were to become illegal, or subject to onerous restrictions, our ability to serve our customers could be seriously impaired for an extended period of time. Other changes in the regulation of customer privacy and data security could likewise have a material adverse effect on our business. Privacy and data security are rapidly evolving areas of regulation, and additional regulation in those areas, some of it potentially difficult for us to accommodate, is frequently proposed and occasionally adopted. Thus, changes in the worldwide legal and regulatory environment in the areas of customer privacy, data security and cross-border data flows could have a material adverse effect on our business, primarily through the impairment of our marketing and transaction processing activities.

        Further, the substantive regulation of the rates we charge car renters, either through direct price regulation or a requirement that we disregard a customer's source market (location or place of residence) for rate purposes, could reduce our revenues or increase our expenses. We set rates based on a variety of factors including the sources of rental reservations geographically and the means through which the reservations were made, all of which are in response to various market factors and costs. The European Commission had issued, but has since withdrawn, a directive that could have restricted our ability to take into account the country of residence of European Union residents for rate purposes, and bills have periodically been introduced into the New York State legislature that would seek to prohibit us from charging higher rates to renters residing in certain boroughs of New York City. The adoption of any such measures could have a material adverse impact on our revenues and results of operations.

        In most places where we operate, we pass through various expenses, including the recovery of vehicle licensing costs and airport concession fees, to our rental customers as separate charges. In the last five years, such pass-throughs have been questioned by several State Attorneys General and class actions had previously been filed in four states challenging the propriety of certain pass-throughs. We believe that our expense pass-throughs, where imposed, are properly disclosed and are lawful, and expense pass-throughs have, when challenged, been upheld in court. Nonetheless, we cannot offer assurances that other State Attorneys General will not take enforcement action against us with respect to our car rental expense pass-throughs, or that our pass-throughs will not be the subject of other class action litigation. If such action were taken and an Attorney General or class action plaintiff were to prevail, it could have a material adverse impact on our revenues and results of operations. In the United States, our revenues from car rental expense pass-throughs for the year ended December 31, 2008 and the three months ended March 31, 2009, were approximately $336.9 million and $70.0 million, respectively.

The Sponsors currently control us and may have conflicts of interest with us in the future.

        Clayton, Dubilier & Rice Fund VII, L.P. and related funds, Carlyle Partners IV, L.P. and related funds and ML Global Private Equity Fund, L.P. and related funds (together with certain of their affiliates) currently beneficially own approximately 18.6%, 18.3% and 18.1%, respectively, of the outstanding shares of the common stock of Hertz Holdings. In the event that the Private Offering is completed, these funds would collectively hold approximately        % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the Convertible Notes or the exercise by the underwriters of their option to purchase additional shares in this offering). In September 2008, Bank of America announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity. This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by Merrill Lynch Global Private Equity and certain of its affiliates. These funds and Hertz Holdings are parties to a Stockholders Agreement, pursuant to which the funds have agreed to vote in favor of nominees to our board of directors nominated by the other funds. As a result, the Sponsors control us, and will continue to have significant influence over matters requiring stockholder approval and our policy and affairs so long as they continue to hold a significant amount of our common stock. The Sponsors therefore have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such a transaction is in their own best interests. See "Certain Relationships and Related Transactions, and Director Independence" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

        Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities and other corporate opportunities that may be complementary to our business and, as a result, those opportunities may not be available to us. Any competition could intensify if an affiliate or subsidiary of one or more of the Sponsors were to enter into or acquire a business similar to our car rental or equipment rental operations. Given that we are not wholly-owned by any one of the three Sponsors, the Sponsors may be inclined to direct relevant corporate opportunities to entities which they control individually rather than to us. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if that amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions. While we have adopted a code of ethics and business conduct that applies to all of our directors, it does not preclude the Sponsors from becoming engaged in businesses that compete with us or preclude our directors from taking advantage of business opportunities other than those made available to them through the use of their position as directors or the use of our property. In addition, our amended and restated certificate of incorporation provides that the Sponsors are under no obligation to communicate or offer any corporate opportunity to us, even if such opportunity might reasonably have been expected to be of interest to us or our subsidiaries. See Note 14 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein under caption "Financial Statements and Supplementary Data."

Risks Relating to Our Substantial Indebtedness

Hertz Holdings is a holding company with no operations of its own that depends on its subsidiaries for cash, and restrictive covenants in certain agreements governing such indebtedness may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Hertz Holdings.

        The operations of Hertz Holdings are conducted almost entirely through its subsidiaries and its ability to generate cash to meet its debt service obligations, including any debt service obligations in connection with the concurrent offering of $250,000,000 aggregate principal amount of the Convertible Notes, or to pay dividends on its common stock, is highly dependent on the earnings and the receipt of funds from its subsidiaries via dividends or intercompany loans. However, none of the subsidiaries of Hertz Holdings are obligated to make funds available to Hertz Holdings for the payment of dividends. In addition, payments of dividends and interest among the companies in our group may be subject to withholding taxes. Further, the terms of the indentures governing our Senior Notes and Senior Subordinated Notes (in each case, as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) and the agreements governing Hertz's senior credit facilities and Hertz's fleet debt facilities significantly restrict the ability of the subsidiaries of Hertz to pay dividends or otherwise transfer assets to Hertz Holdings. Furthermore, the subsidiaries of Hertz are permitted under the terms of our Senior Credit Facilities (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) and other indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Hertz Holdings, and these facilities do not restrict the ability of Hertz Holdings to incur additional debt. See "Risks Relating to Our Substantial Indebtedness—Restrictive covenants in certain of the agreements governing our indebtedness may adversely affect our financial flexibility." In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our common stock.

We have substantial debt and may incur substantial additional debt, which could adversely affect our financial condition, our ability to obtain financing in the future and our ability to react to changes in our business.

        As of March 31, 2009, we had an aggregate principal amount of debt outstanding of $9,747.2 million and a debt to equity ratio, calculated using the total amount of our outstanding debt net of unamortized discounts of 7.4 to 1. In addition, Hertz Holdings expects to issue $250,000,000 aggregate principal amount of its Convertible Notes in a registered public offering, concurrently with this offering.

        Our substantial debt could have important consequences to us. For example, it could:

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  make it more difficult for us to satisfy our obligations to the holders of our outstanding debt securities and to the lenders under our Senior Credit Facilities, U.S. Fleet Debt (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein), International Fleet Debt (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) and International ABS Fleet Financing Facility (as such term is defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein), resulting in possible defaults on and acceleration of such indebtedness;

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  require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

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  increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings, including under the agreements governing our U.S. Fleet Debt, International Fleet Debt, International ABS Fleet Financing Facility and our Senior Credit Facilities, are at variable rates of interest;

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  place us at a competitive disadvantage to our competitors with proportionately less debt or comparable debt at more favorable interest rates;

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  limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

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  limit our flexibility in planning for, or reacting to, changing conditions in our business and industry; and

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  limit our ability to react to competitive pressures, or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy and our efforts to improve operating margins.

        Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the instruments governing our indebtedness do not prohibit us or fully prohibit our subsidiaries from doing so. As of March 31, 2009, our Senior Credit Facilities provided us commitments for additional aggregate borrowings (subject to borrowing base limitations) of approximately $1,703.7 million, and permitted additional borrowings beyond those commitments under certain circumstances. For a detailed description of the amounts Hertz has available under its debt facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein. As of March 31, 2009, our U.S. Fleet Debt Facilities, our Fleet Financing Facility, our International Fleet Debt facilities, our International ABS Fleet Financing Facility and our other fleet debt facilities (related to Brazil, Canada, Belgium and the United Kingdom) provided us commitments for additional aggregate borrowings of approximately $1,792.2 million, $115.6 million, the foreign currency equivalent of $866.6 million, $438.1 million and $370.1 million, respectively, subject to borrowing base limitations. Concurrently with this offering, Hertz Holdings expects to issue $250,000,000 aggregate principal amount of its Convertible Notes in a registered public offering. If new debt is added to our current debt levels, the related risks that we now face would increase. In addition, the instruments governing our indebtedness do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness. On June 30, 2006, Hertz Holdings entered into a $1.0 billion loan facility in order to finance the payment of a special cash dividend of $4.32 per share to its stockholders on June 30, 2006. Although this facility was repaid in full with the proceeds from our initial public offering, we cannot assure you that Hertz Holdings will not enter into similar transactions in the future.

The third-party insurance companies that provide credit enhancements in the form of financial guarantees of our U.S. Fleet Debt could face financial instability due to factors beyond our control.

        MBIA Insurance Corporation, or "MBIA," and Ambac Assurance Corporation, or "Ambac," provide credit enhancements in the form of financial guaranties for our U.S. Fleet Debt, with each providing guaranties for approximately half of the $4.1 billion in principal amount of the notes that was outstanding as of March 31, 2009 under our ABS Program (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein). The Series 2008-1 Notes included in our U.S. Fleet Debt are not subject to any financial guarantee. Each of MBIA and Ambac has been downgraded and is on review for further credit downgrade or under developing outlook by one or more credit ratings agencies. We may be required to utilize alternate sources of funding as our outstanding ABS notes mature, which may not be available on terms as favorable or in amounts comparable to those available to us under our existing ABS Program, if at all.

        An "event of bankruptcy" (as defined in the indentures governing our U.S. Fleet Debt) with respect to MBIA or Ambac would result in an amortization event under the portion of our U.S. Fleet Debt facilities guaranteed by the affected insurer. In that event, we would also be required to apply a proportional amount, or substantially all in the case of insolvency of both insurers, of all rental payments by Hertz to its special purpose leasing subsidiary and all car disposal proceeds under the applicable facility or series, or under substantially all our U.S. Fleet Debt facilities in the case of insolvency of both insurers, to pay down the amounts owed under the affected facility or series instead of applying those proceeds to purchase additional cars and/or for working capital purposes. An insurer "event of bankruptcy" could lead to consequences that have a material adverse effect on our liquidity if we were unable to negotiate mutually acceptable new terms with our U.S. Fleet Debt lenders or if alternate funding were not available to us.

        After 30 days, an insurer event of bankruptcy would constitute a limited liquidation event of default under the applicable indenture supplement governing our U.S. Fleet Debt insured by the bankrupt insurer. At that point, noteholders for the affected series of notes would have the right to instruct the trustee to exercise all remedies available to secured creditors, including the termination of the master lease under which Hertz leases its U.S. vehicle fleet and foreclosure of the vehicle fleet, provided that the exercise of any such right is supported by a majority of the affected noteholders. If the master lease were terminated due to the insolvency of either MBIA or Ambac, the termination would trigger an amortization event with respect to the notes insured by the other insurer. Foreclosure of the vehicle fleet would have a material adverse effect on our business, financial condition and results of operations. If such an event were to occur, we would not be able to effect short-term borrowings under the variable funding notes issued at the closing of the Acquisition, although we would be able to borrow on a short-term basis under the Series 2008-1 Notes, subject to the borrowing base requirements of that facility. In addition, if our available cash and other funding sources are not sufficient to satisfy the consequences as described above, we would be required to renegotiate with our lenders or raise additional funds and there is no assurance that we would be successful in such renegotiation or the raising of such funds.

        The occurrence of an amortization event as a result of insurer insolvency would also result in our inability to make use of our like-kind exchange program, which is described under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Income Taxes" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein, with respect to future dispositions and acquisitions of fleet vehicles subject to the ABS Program.

This could expose us to increased income tax liability in the future as a result of recognition of gains upon sales of vehicles securing our then-existing ABS Program, although we would expect to be able to utilize our like-kind exchange program for certain cars within our then-existing fleet as well as future cars purchased outside of the ABS Program.

        A limited liquidation event of default under the applicable indenture supplement governing our U.S. Fleet Debt and any related foreclosure of the vehicle fleet could result in our inability to have access to other facilities or could accelerate outstanding indebtedness under those facilities or other financing arrangements.

Our reliance on asset-backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control.

        We rely significantly on asset-backed financing to purchase cars for our domestic and international car rental fleets. In connection with the Acquisition, a bankruptcy-remote special purpose entity wholly-owned by us issued approximately $4,300.0 million of new debt (plus an additional $1,500.0 million in the form of variable funding notes issued but not funded at the closing of the Acquisition) backed by our U.S. car rental fleet under the ABS Program. In addition, we issued $600.0 million of medium term notes backed by our U.S. car rental fleet prior to the Acquisition, or the "Pre-Acquisition ABS Notes," which remained outstanding following the Acquisition. As part of the Acquisition, various of our non-U.S. subsidiaries and certain special purpose entities issued approximately $1,781.0 million of debt under the International Fleet Debt, which are secured by rental vehicles and related assets of certain of our subsidiaries (all of which are organized outside the United States) or by rental equipment and related assets of certain of our subsidiaries organized outside North America, as well as (subject to certain limited exceptions) substantially all our other assets outside North America. The asset-backed debt issued in connection with the Acquisition has expected final payment dates ranging through 2010 and the Pre-Acquisition ABS Notes have expected final payment dates ranging through 2009. Based upon these repayment dates, this debt will need to be refinanced within the next two years. Recent turmoil in the credit markets has reduced the availability of debt financing and asset-backed securities have become the focus of increased investor and regulatory scrutiny. Approximately half of our outstanding U.S. Fleet Debt issued in connection with the Acquisition is subject to the benefit of a financial guarantee from MBIA, while the remainder is subject to the benefit of a financial guarantee from Ambac. On July 24, 2008, we entered into the International ABS Fleet Financing Facility, which has an expected maturity date of December 2010 and allows for maximum commitments under (i) the Euro-denominated portion of €562.0 million (the equivalent of $747.3 million as of March 31, 2009) and (ii) the Australian dollar-denominated portion of A$269.0 million (the equivalent of $186.5 million as of March 31, 2009).

        Additionally, in September 2008, we issued but did not fund $825.0 million in the form of variable funding notes, or the "Series 2008-1 Notes." The Series 2008-1 Notes are not subject to any financial guarantee. Consequently, if our access to asset-backed financing were reduced or were to become significantly more expensive for any reason, including as a result of the deterioration in the markets for asset-backed securities or as a result of deterioration in the credit ratings or the insolvency of the financial guarantors, we cannot assure you that we would be able to refinance or replace our existing asset-backed financing or continue to finance new car acquisitions through asset-backed financing on favorable terms, or at all.

        Our asset-backed financing capacity could be decreased, our financing costs and interest rates could be increased, or our future access to the financial markets could be limited, as a result of risks and contingencies, many of which are beyond our control, including, without limitation:

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  the acceptance by credit markets of the structures and structural risks associated with our asset-backed financing programs, particularly in light of recent developments in the markets for mortgage-backed securities;

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  rating agencies that provide credit ratings for our asset-backed indebtedness, MBIA and Ambac, or other third parties requiring changes in the terms and structure of our asset-backed financing, including increased credit enhancement (i) in connection with the incurrence of additional or refinancing of existing asset-backed debt, (ii) upon the occurrence of external events, such as changes in general economic and market conditions or further deterioration in the credit ratings of our principal car manufacturers, or (iii) or otherwise;

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  the terms, availability and credit market acceptance of third party credit enhancement at the time of the incurrence of additional or refinancing of existing asset-backed debt or the amount of cash collateral required in addition to or instead of such guaranties;

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  the insolvency of one or more of the third-party credit enhancers that insure our asset-backed debt, or downgrading of their credit ratings;

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  the insolvency or deterioration of the financial condition of one or more of our principal car manufacturers; or

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  changes in law that negatively impact our asset-backed financing structure.

        The occurrence of certain of the events listed above could result, among other things, in the occurrence of an amortization event pursuant to which the proceeds of sales of cars that collateralize the affected facility or series of asset-backed notes would be required to be applied to the payment of principal and interest on the affected facility or series, rather than being reinvested in our car rental fleet. The continuation of an amortization event for 30 days, as well as, certain other events, including defaults by Hertz and its affiliates in the performance of covenants set forth in the agreements governing our U.S. Fleet Debt, could result in the occurrence of a liquidation event pursuant to which the trustee or holders of asset-backed notes of the affected series would be permitted to require the sale of the assets collateralizing that series. If such an event were to occur, we would not be able to effect short-term borrowings under the variable funding notes issued at the closing of the Acquisition, although we might, depending on the circumstances be able to borrow on a short-term basis under the Series 2008-1 Notes, subject to borrowing base availability. Any of these consequences could affect our liquidity and our ability to maintain sufficient fleet levels to meet customer demands and could trigger cross defaults under certain of our other debt instruments.

        In addition to the consequences described above, a bankruptcy event with respect to a car manufacturer that supplies cars for our fleet could have other consequences under our asset-backed financing program. The program cars manufactured by any such company would need to be removed from our fleet or re-designated as non-program vehicles, which would require us to furnish additional collateral enhancement associated with these program vehicles. In the event of a manufacturer event of default or bankruptcy of Ford or General Motors, under the current terms of our asset-backed financing facilities, in order for us to access the $825 million of availability under our Series 2008-1 variable funding notes (1) we would need to amend the Series 2008-1 variable funding notes which may require the consent of the holders of notes of other series, (2) we would need to renegotiate certain agreements with MBIA and Ambac, (3) the manufacturer event of default would need to be cured or the bankrupt manufacturer would need to emerge from bankruptcy (as applicable), or (4) certain other conditions of agreements with Ambac and MBIA would need to be satisfied. There can be no assurance that any such agreements will be assumed promptly or at all, that any amendments will be agreed to or that of the other conditions will be satisfied. See "—Risks Related to Our Business—We could be harmed by a further decline in the results of operations or financial condition of the manufacturers of our cars."

        Any disruption in our ability to refinance or replace our existing asset-backed financing or to continue to finance new car acquisitions through asset-backed financing, or any negative development in the terms of the asset-backed financing available to us, could cause our cost of financing to increase significantly and have a material adverse effect on our liquidity, financial condition and results of operations. The assets that collateralize our asset-backed financing will not be available to satisfy the claims of our general creditors.

        The terms of our Senior Credit Facilities permit us to finance or refinance new car acquisitions through other means, including secured financing that is not limited to the assets of special purpose entity subsidiaries. We may seek in the future to finance or refinance new car acquisitions, including cars excluded from the ABS Program, through such other means. No assurances can be given, however, as to whether such financing will be available, or as to whether the terms of such financing will be comparable to the debt issued under the ABS Program. In addition, the borrowing capacity under our Senior ABL Facility is based upon the value of the assets securing such facility; therefore in periods where the value of the assets securing this facility decline or we sell such assets without replacing them, the availability of funds under the Senior ABL Facility will be reduced and we will have fewer funds available to purchase new cars or equipment.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

        Our ability to make scheduled payments on our indebtedness, or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors, many of which may be beyond our control, as described under "—Risks Related to Our Business" above. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis will likely make it more difficult for us to refinance our indebtedness on favorable terms, or at all, and we cannot assure you that we will be able to refinance our indebtedness or obtain additional financing, particularly because of our high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The instruments governing our indebtedness restrict our ability to dispose of assets and restrict the use of proceeds from any such dispositions. We cannot assure you that we will be able to consummate those sales, or, if we do, what the timing of the sales will be or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

A significant portion of our outstanding indebtedness is secured by substantially all of our consolidated assets. As a result of these security interests, such assets would be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent only to the extent the value of such assets exceeded the amount of our indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

        Indebtedness under our Senior Credit Facilities is secured by a lien on substantially all our assets (other than assets of international subsidiaries and fleet), including pledges of all or a portion of the capital stock of certain of our subsidiaries. Our Senior Notes and Senior Subordinated Notes are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default were to occur under our Senior Credit Facilities, the senior secured lenders under such facilities would have a prior right to our assets, to the exclusion of our general creditors, including the holders of our Senior Notes and Senior Subordinated Notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under our Senior Credit Facilities), resulting in all or a portion of our assets being unavailable to satisfy the claims of our unsecured indebtedness. Furthermore, many of the subsidiaries that hold our U.S. and international car rental fleets in connection with our asset-backed financing programs are intended to be bankruptcy remote and the assets held by them may not be available to our general creditors in a bankruptcy unless and until they are transferred to a non-bankruptcy remote entity. As of March 31, 2009, substantially all of our consolidated assets, including our car and equipment rental fleets, have been pledged for the benefit of the lenders under our Senior Credit Facilities or are subject to securitization facilities in connection with our U.S. Fleet Debt, International Fleet Debt facilities, International ABS Fleet Financing Facility and our other fleet debt facilities. As a result, the lenders under these facilities would have a prior claim on such assets in the event of our bankruptcy, insolvency, liquidation or reorganization, and we might not have sufficient funds to pay all of our creditors and holders of our unsecured indebtedness might receive less, ratably, than the holders of our senior debt, and might not be fully paid, or might not be paid at all, even when other creditors receive full payment for their claims. In that event, holders of our equity securities would not be entitled to receive any of our assets or the proceeds therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein. As discussed below, the pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under these financing arrangements, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may adversely affect our financial flexibility.

        Our Senior Credit Facilities and the indentures governing our Senior Notes and Senior Subordinated Notes contain covenants that, among other things, restrict our ability to:

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  dispose of assets;

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  incur additional indebtedness;

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  incur guarantee obligations;

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  prepay other indebtedness or amend other debt instruments;

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  pay dividends;

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  create liens on assets;

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  enter into sale and leaseback transactions;

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  make investments, loans or advances;

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  make acquisitions;

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  engage in mergers or consolidations;

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  change the business conducted by us; and

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  engage in certain transactions with affiliates.

        In addition, under our Senior Credit Facilities, we are required to comply with financial covenants. If we fail to maintain a specified minimum level of borrowing capacity under our Senior ABL Facility, we will then be subject to financial covenants under that facility, including covenants that will obligate us to maintain a specified debt to Corporate EBITDA leverage ratio and a specified Corporate EBITDA to fixed charges coverage ratio. The financial covenants in our Senior Term Facility (as such term is defined in "Business—Corporate History—The Acquisition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein) include obligations to maintain a specified debt to Corporate EBITDA leverage ratio and a specified Corporate EBITDA to interest expense coverage ratio for specified periods. Both our Senior ABL Facility and our Senior Term Facility also impose limitations on the amount of our capital expenditures. Our ability to comply with these covenants in future periods will depend on our ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing of our products and services, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy. Our ability to comply with the covenants and restrictions contained in our Senior Credit Facilities and the indentures for our Senior Notes and Senior Subordinated Notes may be affected by economic, financial and industry conditions beyond our control. The breach of any of these covenants or restrictions could result in a default under either our Senior Credit Facilities or the indentures that would permit the applicable lenders or holders of the Senior Notes and Senior Subordinated Notes, as the case may be, to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. In any such case, we may be unable to make borrowings under the Senior Credit Facilities and may not be able to repay the amounts due under the Senior Credit Facilities and the Senior Notes, the Senior Subordinated Notes and the Convertible Notes. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent.

        We are also subject to operational limitations under the terms of our ABS Program. For example, there are contractual limitations with respect to the cars that secure our ABS Program. These limitations are based on the identity or credit ratings of the cars' manufacturers, the existence of satisfactory repurchase or guaranteed depreciation arrangements for the cars or the physical characteristics of the cars. As a result, we may be required to limit the percentage of cars from any one manufacturer or increase the credit enhancement related to the program and may not be able to take advantage of certain cost savings that might otherwise be available through manufacturers. If these limitations prevented us from purchasing, or retaining in our fleet, cars on terms that we would otherwise find advantageous, our results of operations could be adversely affected.

        Further, our International Fleet Debt facilities contain a number of covenants, including a covenant that restricts the ability of Hertz International, Ltd., a subsidiary of ours that is the direct or indirect holding company of substantially all of our non-U.S. operating subsidiaries, to make dividends and other restricted payments (which may include payments of intercompany indebtedness), in an amount greater than €100 million plus a specified excess cash flow amount, calculated by reference to excess cash flow in earlier periods. Subject to certain exceptions, until such time as 50% of the commitments under the International Fleet Debt facilities on the Closing Date have been replaced by permanent take-out international asset based facilities (which has not yet occurred), the specified excess cash flow amount will be zero. Thereafter, this specified excess cash flow amount will be between 50% and 100% of excess cash flow based on the percentage of facilities relating to the International Fleet Debt facilities at the closing of the Acquisition that have been replaced by permanent take-out international asset based facilities. These restrictions will limit the availability of funds from Hertz International, Ltd. and its subsidiaries to help us make payments on our indebtedness. Certain of these permanent take-out international asset based facilities are expected to be novel and complicated structures. We cannot assure you that we will be able to complete such permanent take-out financings on terms acceptable to us or on a timely basis, if at all; if we are unable to do so, our liquidity and interest costs may be adversely affected. See "—Our reliance on asset backed financing to purchase cars subjects us to a number of risks, many of which are beyond our control."

        Certain of our Canadian subsidiaries are parties to our Senior ABL Facility and are not subject to these International Fleet Debt restrictions. Our non-U.S. subsidiaries, including the operations of these Canadian subsidiaries, accounted for approximately 35% of our total revenues and 33% of our Corporate EBITDA for the year ended December 31, 2008. See Note 9 to the notes to our audited annual consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2008, incorporated by reference herein.

The instruments governing our debt contain cross default or cross acceleration provisions that may cause all of the debt issued under such instruments to become immediately due and payable as a result of a default under an unrelated debt instrument.

        The indentures governing our Senior Notes and Senior Subordinated Notes and the agreements governing our Senior Credit Facilities and U.S. Fleet Debt facilities contain numerous covenants and require us to meet certain financial ratios and tests which utilize Corporate EBITDA. In addition, under the agreements governing certain of our U.S. Fleet Debt we are required to have a financial guarantee from a third-party insurance company. Our failure to comply with the obligations contained in one of these agreements or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt becoming immediately due and payable and could further result in a cross default or cross acceleration of our debt issued under other instruments. In such event, we would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell our assets and otherwise curtail our operations in order to pay our creditors. Such alternative measures could have a material adverse effect on our business, financial condition and results of operations.

An increase in interest rates or in our borrowing spread would increase the cost of servicing our debt and could reduce our profitability.

        A significant portion of our outstanding debt, including borrowings under the Senior Credit Facilities, the International Fleet Debt facilities, the International ABS Fleet Financing Facility and certain of our other outstanding debt securities, bear interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt and could materially reduce our profitability, including, in the case of the U.S. Fleet Debt and the International Fleet Debt facilities and International ABS Fleet Financing Facility, our Corporate EBITDA. We have recently seen an increase in our borrowing spread. In addition, recent turmoil in the credit markets has reduced the availability of debt financing, which may result in increases in the interest rates at which lenders are willing to make debt financing available to us. The impact of such increases would be more significant than it would be for some other companies because of our substantial debt. For a discussion of how we manage our exposure to changes in interest rates through the use of interest rate swap agreements on certain portions of our outstanding debt, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Market Risks—Interest Rate Risk" in Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference herein.

Risks Relating to Our Common Stock and this Offering

The price of our common stock may fluctuate and you could lose all or a significant part of your investment.

        Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock may also be influenced by many factors, some of which are beyond our control, including:

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  the failure of securities analysts to cover our common stock changes in financial estimates by analysts or a downgrade of our stock or our sector by analysts;

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  announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

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  variations in quarterly operating results;

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  loss of a large customer or supplier;

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  general economic conditions;

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  war, terrorist acts and epidemic disease;

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  future sales of our common stock or securities linked to our common stock; and

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  investor perceptions of us and the car and equipment rental industries.

        As a result of these factors, investors in our common stock may not be able to resell their shares at or above the price they paid for their shares. In addition, the stock market in general has experienced extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

If the ownership of our common stock continues to be highly concentrated, it will prevent you and other stockholders from influencing significant corporate decisions.

        Substantially concurrent with this offering, one or more investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, which, together with investment funds associated with Merrill Lynch Global Private Equity, currently own approximately 55% of our outstanding common stock, are expected to purchase from us an aggregate of at least $150 million of our common stock in the Private Offering. In the event that the Private Offering is completed, the Sponsors would collectively continue to hold approximately        % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the Convertible Notes). The Private Offering, if completed, is expected to close in the second quarter of 2009, after we have complied with legal obligations to deliver certain information related to the approval of the concurrent Private Offering by holders of a majority of our outstanding common stock by written consent. These funds and Hertz Holdings are parties to a Stockholders Agreement, pursuant to which the funds have agreed to vote in favor of nominees to our board of directors nominated by the other funds. As a result, the Sponsors will continue to exercise a substantial level of control over matters requiring stockholder approval and our policy and affairs. See "Certain Relationships and Related Party Transactions, and Director Indepedence" in our Annual Report on Form 10-K for the fiscal year ending December 31, 2008, incorporated by reference herein.

        The concentrated holdings of the funds associated with the Sponsors, certain provisions of the Stockholders' Agreement among the funds and us and the presence of these funds' nominees on our board of directors may result in a delay or the deterrence of possible changes in control of our company, which may reduce the market price of our common stock. See "Risks Related to our Business—The Sponsors currently control us and may have conflicts of interest with us in the future." The interests of the Sponsors may conflict with the interests of our other stockholders. Our board of directors has adopted corporate governance guidelines that, among other things, address potential conflicts between a director's interests and our interests. In addition, we have adopted a code of business conduct that, among other things, requires our employees to avoid actions or relationships that might conflict or appear to conflict with their job responsibilities or the interests of Hertz Holdings, and to disclose their outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to management or corporate counsel. These corporate governance guidelines and code of business ethics will not, by themselves, prohibit transactions with our significant stockholders.

Our share price may decline due to the large number of shares eligible for future sale, and the issuance of the Convertible Notes.

        As of May 18, 2009, there were 323,846,335 shares of our common stock outstanding. Of these shares, the 88,235,000 shares of common stock sold in our initial public offering and the 51,750,000 shares of common stock sold in a registered secondary offering in June 2007 are, and the 40,000,000 shares of common stock to be sold in this offering will be, freely transferable without restriction or further registration under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock outstanding, as of May 18, 2009, and the        shares that may be sold to the Sponsors in the Private Offering will be restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701 under the Securities Act. We have also filed a registration statement under the Securities Act to register the shares of common stock to be issued under the Hertz Global Holdings, Inc. Stock Incentive Plan and the Hertz Global Holdings, Inc. Director Stock Incentive Plan (together the "Prior Plans"). In addition, in May 2008, we filed a registration statement under the Securities Act to register the shares of common stock to be issued under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the "2008 Omnibus Plan") and the Hertz Global Holdings, Inc. Employee stock purchase plan (the "ESPP"). As a result of having these effective registration statements, all shares of common stock acquired upon exercise of stock options and other equity based awards granted under the Prior Plans, the 2008 Omnibus Plan and the ESPP (collectively the "Stock Plans") will also be freely tradable under the Securities Act unless purchased by our affiliates. A total of         million shares of common stock could be issued under the Stock Plans and be freely tradeable pursuant to the registration statements.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public market pursuant to new issuances of common stock, by significant selling stockholders or pursuant to this offering, as well as issuances of shares of common stock upon conversion of the Convertible Notes (assuming the concurrent offering of the Convertible Notes is consummated), could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Any such future sales or issuances will dilute the ownership interests of stockholders, and we cannot predict the effect that future sales or issuances of our common stock or other equity-related securities would have on the market price of our common stock or the value of the Convertible Notes, nor can we predict our future needs to fund our operations or balance sheet with future equity issuances. The price of our common stock could be affected by possible sales of our common stock by investors who view the Convertible Notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. In addition, the existence of the Convertible Notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

        We, each of the funds associated with or designated by the Sponsors that currently own shares of our common stock, our directors and certain of our executive officers have agreed to a "lock-up," meaning that, subject to certain exceptions, neither we nor they will sell any shares without the prior consent of the representatives of the underwriters before 90 days after the date of this prospectus supplement. Following the expiration of this 90-day lock-up period,        of these shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. In addition, certain of our existing stockholders have the right under certain circumstances to require that we register their shares for resale. These registration rights apply to the approximately 178 million shares of our outstanding common stock owned by the investment funds affiliated with the Sponsors as of May 18, 2009, and will apply to any shares purchased in the Private Offering by the investment funds associated with Clayton Dubilier & Rice, Inc. and The Carlyle Group. See "Certain Relationships and Related Party Transactions, and Director Independence" for a description of the shares of common stock that may be sold into the public market in the future.

Our certificate of incorporation, by-laws and Delaware law may discourage takeovers and business combinations that our stockholders might consider in their best interests.

        A number of provisions in our certificate of incorporation and by-laws, as well as anti-takeover provisions of Delaware law, may have the effect of delaying, deterring, preventing or rendering more difficult a change in control of Hertz Holdings that our stockholders might consider in their best interests. These provisions include:

  •
  establishment of a classified board of directors, with staggered terms;

  •
  granting to the board of directors sole power to set the number of directors and to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

  •
  limitations on the ability of stockholders to remove directors;

  •
  the ability of our board of directors to designate and issue one or more series of preferred stock without stockholder approval, the terms of which may be determined at the sole discretion of the board of directors;

  •
  prohibition on stockholders from calling special meetings of stockholders;

  •
  establishment of advance notice requirements for stockholder proposals and nominations for election to the board of directors at stockholder meetings; and

  •
  prohibiting our stockholders from acting by written consent if investment funds affiliated with or designated by the Sponsors cease to collectively hold a majority of our outstanding common stock.

        These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

        Our certificate of incorporation and by-laws may also make it difficult for stockholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

        See "Description of Capital Stock" in the accompanying prospectus for additional information on the anti-takeover measures applicable to us.

We may have a contingent liability arising out of electronic communications sent to institutional accounts by a previously named underwriter that did not participate as an underwriter in the initial public offering of our common stock.

        We understand that, during the week of October 23, 2006, several e-mails authored by an employee of a previously named underwriter for the initial public offering of our common stock were ultimately forwarded by employees of that underwriter to approximately 175 institutional accounts. We were not involved in any way in the preparation or distribution of the e-mail messages by the employees of this previously named underwriter, and we had no knowledge of them until after they were sent. We requested that the previously named underwriter notify the institutional accounts who received these e-mail messages from its employees that the e-mail messages were distributed in error and should be disregarded. In addition, this previously named underwriter did not participate as an underwriter in the initial public offering of our common stock.

        The e-mail messages may constitute a prospectus or prospectuses not meeting the requirements of the Securities Act of 1933, as amended, or the "Securities Act." We, the Sponsors and the other underwriters that participated in the initial public offering of our common stock disclaim all responsibility for the contents of these e-mail messages.

        We do not believe that the e-mail messages constitute a violation by us of the Securities Act. However, if any or all of these communications were to be held by a court to be a violation by us of the Securities Act, the recipients of the e-mails, if any, who purchased shares of our common stock in the initial public offering of our common stock might have the right, under certain circumstances, to require us to repurchase those shares. Consequently, we could have a contingent liability arising out of these possible violations of the Securities Act. The magnitude of this liability, if any, is presently impossible to quantify, and would depend, in part, upon the number of shares purchased by the recipients of the e-mails and the trading price of our common stock. If any liability is asserted, we intend to contest the matter vigorously.

CONCURRENT NOTE OFFERING

        Concurrently with this offering, we are offering $250 million aggregate principal amount of    % Convertible Senior Notes due 2014 (or a total of $287.5 million aggregate principal amount of Convertible Notes if the underwriters' option to purchase additional Convertible Notes is exercised in full) pursuant to the same registration statement and base prospectus. Although this common stock offering is not contingent upon the convertible note offering and the convertible note offering is not contingent upon this common stock offering, we currently anticipate raising approximately $           million in aggregate gross proceeds from the two offerings (up to approximately $           million if the underwriters exercise both of their options referred to above in full). However, amounts sold in each offering may increase or decrease based on market conditions relating to that particular security. We cannot assure you that we will complete the concurrent note offering.

        The Convertible Notes will bear interest at the rate of    % per year, payable in cash semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2009. The Convertible Notes will mature on June 1, 2014 unless earlier converted or repurchased. The Convertible Notes will be our unsecured senior obligations and will rank equal in right of payment with our existing and future senior debt. In addition, the Convertible Notes will effectively rank junior in right of payment to all of our existing and future secured debt, to the extent of the value of the assets securing such debt, and to the debt and all other liabilities of our subsidiaries.

        The Convertible Notes will be convertible into shares of our common stock, cash or a combination of cash and shares of our common stock, at an initial conversion rate of         shares of our common stock per $1,000 principal amount of the Convertible Notes (which is equivalent to an initial conversion price of approximately $        per share), subject to adjustment.

CONCURRENT PRIVATE OFFERING

        Substantially concurrent with this offering and the offering of the Convertible Notes, investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group, which, together with investment funds associated with Merrill Lynch Global Private Equity, currently own approximately 55% of our outstanding common stock, are expected to purchase from us an aggregate of at least $150 million of our common stock in the Private Offering at a purchase price per share equal to the price per share paid by the public in the this offering, less the underwriting discounts and commission payable to the underwriters in this offering. After completion of the Private Offering, the Sponsors would collectively hold approximately        % of our outstanding common stock (without giving effect to the issuance of any shares of common stock upon conversion of the Convertible Notes). The Private Offering, if completed, is expected to close in the second quarter of 2009, after we have complied with legal obligations to deliver certain information related to the approval of the concurrent Private Offering by holders of a majority of our outstanding common stock by written consent.

        The Private Offering is contingent upon the completion of this offering but is not contingent upon the completion of the concurrent offering of the Convertible Notes.

USE OF PROCEEDS

        Our net proceeds from this offering are estimated to be approximately $           million (or $           million if the underwriters' option to purchase additional shares is exercised in full) after deducting underwriting discounts and estimated offering expenses. The net proceeds to us from the sale of the $250 million aggregate principal amount of our Convertible Notes (or a total of $287.5 million aggregate principal amount of notes if the underwriters' option to purchase additional Convertible Notes is exercised in full) being sold concurrently with this offering, as well as the net proceeds from this offering and the proceeds to us from the concurrent Private Offering are expected to be used to increase our liquidity and for general corporate purposes, including the repayment of consolidated debt.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NYSE under the symbol "HTZ."

        On May 19, 2009, the last quoted price per share of our common stock on the NYSE was $8.14. As of May 18, 2009, there were approximately 220 registered holders of our common stock.

        The following table sets forth the high and low sales prices per share of our common stock as reported on the NYSE:

	High	Low
2007
First Quarter	23.95	16.40
Second Quarter	26.99	19.52
Third Quarter	27.20	18.72
Fourth Quarter	25.25	14.81
2008
First Quarter	15.85	9.90
Second Quarter	14.70	9.53
Third Quarter	10.57	5.52
Fourth Quarter	7.84	1.55
2009
First Quarter	6.27	1.97
Second Quarter (through May 19, 2009)	9.55	3.61

DIVIDEND POLICY

        We paid no cash dividends on our common stock in 2007 or 2008, and we do not expect to pay dividends on our common stock for the foreseeable future. The agreements governing our indebtedness restrict our ability to pay dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, incorporated by reference herein.

CAPITALIZATION

        The following table shows our consolidated cash equivalents and capitalization as of March 31, 2009:

  •
  on an actual basis;

  •
  as adjusted to give effect to the issuance and sale of an aggregate of 40,000,000 shares of our common stock in this offering at a public offering price of $          per share and application of the net proceeds therefrom, after deducting the estimated underwriting discount and offering expenses;

  •
  as further adjusted to give effect to the issuance and sale of $250.0 million aggregate principal amount of     % Convertible Senior Notes due 2014 in the concurrent note offering and the application of the net proceeds therefrom, after deducting the estimated underwriting discount and offering expenses; and

  •
  as further adjusted to give effect to the issuance and sale of an aggregate of        shares of our common stock to investment funds associated with Clayton, Dubilier & Rice, Inc. and The Carlyle Group in the concurrent Private Offering at a price of $        per share and application of the net proceeds therefrom, after deducting the estimated expenses of the Private Offering.

        This information should be read in conjunction with our unaudited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is incorporated by reference herein.

	As of March 31, 2009 (Unaudited)
	(Dollars in thousands)
	Actual	As Adjusted for this Offering(1)	As Further Adjusted for the Concurrent Note Offering(1)(2)	As Further Adjusted for the Private Offering(1)
Cash and equivalents	$557,071	$	$	$

Total debt
Fleet debt(3)	$5,191,811	$	$	$
Corporate debt(4)	4,500,813

Total debt (including current portion)	9,692,624

Equity
Common stock, par value $0.01 per share, 2,000,000,000 shares authorized; 323,374,461 shares outstanding (actual) and and shares outstanding (as adjusted)	3,234
Additional paid-in capital	2,513,095
Accumulated deficit	(1,099,805)
Accumulated other comprehensive loss	(126,396)

Total Hertz Global Holdings, Inc. and Subsidiaries stockholders' equity	1,290,128

Noncontrolling interest	17,953

Total equity	1,308,081

Total Capitalization	$11,000,705	$	$	$

(1)
The net proceeds of this offering and the concurrent notes offering and Private Offering are included in "Cash and equivalents."

(2)
We adopted FSP APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements)" ("FSP APB 14-1"). Proceeds from the concurrent offering of the Convertible Notes will be allocated between debt and equity based on FSP ABP 14-1. The debt component will have a discount of $         million, reducing the outstanding debt balance and increasing "Additional paid-in capital" by $         million, net of tax.

(3)
Fleet debt consists of our U.S. Fleet Debt, obligations incurred under our International Fleet Debt facilities, our International ABS Fleet Financing Facility, capital lease financings relating to revenue earning equipment that are outside our International Fleet Debt facilities, our Fleet Financing Facility, our Brazilian Fleet Financing Facility, our Canadian Fleet Financing Facility, our Belgian Fleet Financing Facility, our U.K. Leveraged Financing and the pre-Acquisition ABS Notes. For a description of these facilities see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financing" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is incorporated by reference herein.

(4)
Corporate debt consists of senior notes issued prior to the Acquisition; borrowings under our Senior Term Facility, borrowings under our Senior ABL Facility, our Senior Notes, our Senior Subordinated Notes, and certain other indebtedness of our domestic and foreign subsidiaries. For a description of these facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financing" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth information as of March 30, 2009, on an actual basis and after giving effect to this offering and the Private Offering, with respect to the ownership of the common stock of Hertz Holdings by:

  •
  each person known to own beneficially more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering Assuming the Underwriters' Option is Not Exercised		Shares Beneficially Owned After this Offering Assuming the Underwriters' Option is Exercised in Full
Name and Address of Beneficial Owner	Number	Percent	Percent		Percent
Investment Funds Associated With or Designated By Clayton, Dubilier & Rice, Inc.(1)(2):
Actual	60,024,510	18.56%		%		%
Pro forma for Private Offering		%		%		%
Clayton, Dubilier & Rice Fund VII, L.P.
Actual	38,455,598	11.89%		%		%
Pro forma for Private Offering		%		%		%
CDR CCMG Co-Investor L.P.
Actual	21,314,510	6.59%		%		%
Pro forma for Private Offering		%		%		%
CD&R Parallel Fund VII, L.P.
Actual	254,402	0.08%		%		%
Pro forma for Private Offering		%		%		%
Investment Funds Associated With or Designated By The Carlyle Group(2)(3)
Actual	59,250,000	18.32%		%		%
Pro forma for Private Offering		%		%		%
Carlyle Partners IV, L.P.
Actual	49,505,538	15.31%		%		%
Pro forma for Private Offering		%		%		%

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering Assuming the Underwriters' Option is Not Exercised		Shares Beneficially Owned After this Offering Assuming the Underwriters' Option is Exercised in Full
Name and Address of Beneficial Owner	Number	Percent		Percent		Percent
CP IV Coinvestment, L.P.
Actual	1,999,364	0.62%			%		%
Pro forma for Private Offering			%		%		%
CEP II U.S. Investments, L.P.
Actual	7,452,823	2.30%			%		%
Pro forma for Private Offering			%		%		%
CEP II Participations S.àr.l. SICAR
Actual	292,275	0.09%			%		%
Pro forma for Private Offering			%		%		%
Investment Funds and Other Entities Associated With or Designated By Merrill Lynch, a subsidiary of Bank of America Corporation ("Bank of America"), and Their Affiliates(4)(5)(6)(7)
Actual	58,522,927	18.10%			%		%
Pro forma for Private Offering			%		%		%
ML Global Private Equity Fund, L.P.
Actual	32,167,044	9.95%			%		%
Pro forma for Private Offering			%		%		%
Merrill Lynch Ventures L.P. 2001
Actual	3,872,549	1.20%			%		%
Pro forma for Private Offering			%		%		%
ML Hertz Co-Investor, L.P.
Actual	3,101,137	0.96%			%		%
Pro forma for Private Offering			%		%		%
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Actual	19,452	0.01%			%		%
Pro forma for Private Offering			%		%		%
CMC-Hertz Partners, L.P.(8)
Actual	19,362,745	5.99%			%		%
Pro forma for Private Offering			%		%		%
Lord, Abbett & Co. LLC(9)
Actual	54,323,098	16.80%			%		%
Pro forma for Private Offering			%		%		%
Fairholme Capital Management, LLC(10)
Actual	34,200,829	10.58%			%		%
Pro forma for Private Offering			%		%		%
Directors and Executive Officers
George W. Tamke(11)	—	**	%
Mark P. Frissora(12)(15)	2,040,800	**	%
Nathan K. Sleeper(11)	—	**	%
David H. Wasserman(11)	—	**	%
Brian A. Bernasek(5)(13)(14)(15)	92,324	**	%
Gregory S. Ledford(5)(13)(14)(15)	151,715	**	%
J. Travis Hain(16)(17)	—	**	%
George A. Bitar(16)(17)	—	**	%
Robert F. End(16)	—	**	%
Barry H. Beracha(5)(15)	73,350	**	%
Carl T. Berquist(5)(14)(15)	41,420	**	%
Michael J. Durham(5)(15)	42,350	**	%
Henry C. Wolf(5)(15)	28,350	**	%
Joseph R. Nothwang(15)	720,895	**	%
Michel Taride(15)	557,985	**	%

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering Assuming the Underwriters' Option is Not Exercised	Shares Beneficially Owned After this Offering Assuming the Underwriters' Option is Exercised in Full
Name and Address of Beneficial Owner	Number	Percent		Percent	Percent
Gerald A. Plescia(15)	542,049	**	%
Elyse B. Douglas(15)	118,327	**	%
All directors and executive officers as a group (27 persons)(14)(15)	5,091,817	1.57%

**
Less than 1%

(1)
Represents shares held by the following group of investment funds associated with or designated by Clayton, Dubilier & Rice, Inc.: (i) 38,455,598 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 21,314,510 shares of common stock held by CDR CCMG Co-Investor L.P., whose general partner is CDR CCMG Co-Investor GP Limited, whose sole stockholder is Clayton, Dubilier & Rice Fund VII, L.P.; and (iii) 254,402 shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd. CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a three person board of directors, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by the funds associated with Clayton, Dubilier & Rice, Inc. Such persons disclaim such beneficial ownership. Does not include 41,979 shares of common stock and 70,050 currently exercisable options to purchase common stock issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation payable to Messrs. Tamke, Sleeper and Wasserman under our director compensation policy.

  Each of CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Investment Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by Clayton, Dubilier & Rice Fund VII, L.P., as well as of the shares held by each of CD&R Parallel Fund VII, L.P., CDR CCMG Co-Investor L.P. and the shares and stock options held by Clayton, Dubilier & Rice, Inc. CDR CCMG Co-Investor GP Limited expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, Inc., and of the stock options held by Clayton, Dubilier & Rice, Inc. CD&R Parallel Fund Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, Inc., and of the stock options held by Clayton, Dubilier & Rice, Inc. Clayton, Dubilier & Rice, Inc. expressly disclaims beneficial ownership of the shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and CDR CCMG Co-Investor L.P.

  The address for each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Parallel Fund Associates VII, Ltd. is 1403 Foulk Road, Suite 106, Wilmington, DE 19803. The address for CDR CCMG Co-Investor L.P., CDR CCMG Co-Investor GP Limited and CD&R Investment Associates VII, Ltd. is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The address for Clayton, Dubilier & Rice, Inc. is 375 Park Avenue, 18th Floor, New York, NY 10152.

(2)
Excludes 19,362,745 shares held by CMC-Hertz Partners, L.P., which is affiliated with all three of the Sponsors. Each of the entities associated with Clayton, Dubilier & Rice, Inc. and with The Carlyle Group expressly disclaims beneficial ownership of shares held by CMC-Hertz Partners, L.P. See Note 8 below.

(3)
Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P. and CEP II Participations S.àr.l. SICAR, which are collectively referred to herein as the Carlyle Funds, are collectively the holders of record of 59,250,000 shares of the common stock of Hertz Global Holdings, Inc., of which Carlyle Partners IV, L.P. holds 49,505,538 shares; CEP II U.S. Investments, L.P. holds 7,452,823 shares; CP IV Coinvestment, L.P. holds 1,999,364 shares; and CEP II Participations S.àr.l. SICAR holds 292,275 shares. TC

  Group, L.L.C. exercises investment discretion and control over the shares held by each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. through its indirect subsidiary TC Group IV, L.P., which is the sole general partner of each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TC Group IV Managing GP, L.L.C is the sole general partner of TC Group IV, L.P. TCG Holdings, L.L.C. is managed by a three person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the managing members of TCG Holdings, L.L.C., may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership.

  CEP II Participations S.àr.l. SICAR is wholly owned by Carlyle Europe Partners II, L.P. TCG Holdings Cayman II, L.P. exercises investment discretion and control over the shares held by each of CEP II U.S. Investments, L.P. and CEP II Participations S.àr.l. SICAR through its indirect subsidiary CEP II Managing GP, L.P., which is a general partner of each of Carlyle Europe Partners II, L.P. and CEP II U.S. Investments, L.P. DBD Cayman Limited is the general partner of TCG Holdings Cayman II, L.P. and has investment discretion and dispositive power over the shares. DBD Cayman Limited is controlled by its Class A members, William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein and all action relating to the voting or disposition of these shares requires their approval. Such persons may be deemed to share beneficial ownership of these shares and each disclaims such beneficial ownership.

  The Carlyle Group's address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(4)
Pursuant to a Form 3 filed by Bank of America with the SEC on January 9, 2009, Bank of America is an indirect beneficial owner of the reported securities. The indirect interest in the reported securities was obtained pursuant to an Agreement and Plan of Merger, dated as of September 15, 2008 (the "Merger Agreement") whereby a wholly owned subsidiary of Bank of America merged with and into Merrill Lynch. Merrill Lynch is now a wholly owned subsidiary of Bank of America.

(5)
Includes director stock options which are currently exercisable. Messrs. Beracha, Bernasek, Berquist, Durham, Ledford and Wolf hold currently exercisable director stock options to purchase 23,350, 22,585, 23,350, 23,350, 23,350, and 23,350 shares, respectively. As a result of assignments of compensation by Mr. End and by George A. Bitar, who served on the our board of directors until April 8, 2009, ML Global Private Equity Fund, L.P. holds 27,985 shares of common stock and currently exercisable options to purchase 46,700 shares of common stock.

(6)
Includes 19,362,745 shares held by CMC-Hertz Partners, L.P., which is affiliated with all three of the Sponsors. See Note 8 below.

(7)
Includes shares held of record by the following group of investment funds associated with or designated by Merrill Lynch & Co., Inc. or their affiliates: (i) 32,167,044 shares of common stock held by ML Global Private Equity Fund, L.P. (including 46,700 currently exercisable director stock options and 27,985 shares of common stock issued to ML Global Private Equity Fund, L.P., as assignee of compensation payable to Messrs. End and Bitar under our director compensation policy, as described in Note 5 above); (ii) 3,872,549 shares of common stock held by Merrill Lynch Ventures L.P. 2001; and (iii) 3,101,137 shares of common stock held by ML Hertz Co-Investor, L.P. Also includes 19,452 shares held of record by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Does not include 92,329 shares held of record by Merrill Lynch Bank & Trust Co., FSB as of December 31, 2008, as reported on the Schedule 13G/A filed by Bank of America and related entities on February 17, 2009. Merrill Lynch Bank & Trust Co., FSB has no pecuniary interest in such shares. All information regarding shares held of record by Merrill Lynch Bank & Trust Co., FSB is based on information presented in such Schedule 13G/A, which is the most recent publicly available filing disclosing ownership by Merrill Lynch Bank & Trust Co., FSB.

  The address of each of the investment funds described in this footnote is c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB, is 4 World Financial Center, New York, NY 10080.

  ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership ("ML Partners"), is the special limited partner of ML Global Private Equity Fund, L.P. The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Partners. The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global Private Equity Fund, L.P., retains decision making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners' general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch & Co., Inc. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch & Co., Inc. because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

  The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. ("ML Ventures"), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch & Co., Inc. because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

  The general partner of ML Hertz Co-Investor, L.P. is ML Hertz Co-Investor GP, L.L.C., whose sole managing member is ML Global Private Equity Fund, L.P., which may therefore be deemed to have beneficial ownership of the shares owned by ML Hertz Co-Investor, L.P. ML Global Private Equity Fund, L.P. expressly disclaims beneficial ownership of these shares, as do the entities and individuals discussed above who may be deemed to have or share beneficial ownership of any shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own.

  Merrill Lynch, Pierce, Fenner & Smith Incorporated is a direct wholly owned subsidiary of Merrill Lynch & Co., Inc., which is a wholly owned subsidiary of Bank of America. See Note 4 above. Bank of America disclaims beneficial ownership of the shares of Hertz Holdings that the investment funds and other entities affiliated with Merrill Lynch & Co., Inc. hold of record or may be deemed to beneficially own.

  Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares of Hertz Holdings that ML Hertz Co-Investor, L.P., ML Global Private Equity Fund, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB, hold of record or may be deemed to beneficially own. Each of ML Global Private Equity Fund, L.P., ML Hertz Co-Investor, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB disclaims beneficial ownership of the shares of Hertz Holdings that Merrill Lynch Ventures, L.P. holds of record or may be deemed to beneficially own, and each of ML Hertz Co-Investor, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Bank & Trust Co., FSB disclaims beneficial ownership of the shares of Hertz Holdings that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each of ML Global Private Equity Fund, Merrill Lynch Ventures L.P., ML Hertz Co-Investor, L.P. and Merrill Lynch Bank & Trust Co., FSB also disclaims beneficial ownership of the shares of Hertz Holdings that Merrill Lynch, Pierce, Fenner & Smith Incorporated owns of record or may be deemed to beneficially own. Merrill Lynch, Pierce, Fenner & Smith Incorporated also disclaims beneficial ownership of the shares of Hertz Holdings that ML Hertz-Co Investor, L.P. and Merrill Lynch Bank & Trust Co., FSB own of record or may be deemed to beneficially own. Merrill Lynch Bank & Trust Co., FSB disclaims beneficial ownership of the shares of Hertz Holdings that ML Global Private Equity Fund, L.P., ML Hertz Co-Investor, L.P., Merrill Lynch Ventures L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated own of record or may be deemed to beneficially own.

(8)
CMC-Hertz Partners, L.P. is affiliated with all three of the Sponsors. The general partner of CMC-Hertz Partners, L.P. is CMC-Hertz General Partner, L.L.C., whose managing members are Carlyle Hertz GP, L.P., ML Global Private Equity Fund, L.P. and CD&R Associates VII, L.P. Investment decisions on behalf of CMC-Hertz General Partner, L.L.C. are made by majority vote of the Executive Committee, which comprises one representative of each Sponsor; however, until December 21, 2013, the eighth anniversary of the closing date of the Acquisition, ML Global Private Equity Fund, L.P. has the contractual right (subject to various restrictions) to make decisions regarding disposition or voting of the shares beneficially owned by CMC-Hertz Partners, L.P. As a result, beneficial ownership of the shares held by CMC-Hertz Partners, L.P. may be attributed to ML Global Private Equity Fund, L.P., which disclaims beneficial ownership of such shares, as do the entities and individuals discussed in Note 7 above who may be deemed to have or share beneficial ownership of any shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own.

(9)
A report on Schedule 13G/A, dated February 13, 2009, disclosed that Lord, Abbett & Co. LLC, an investment adviser, was the beneficial owner of 54,323,098 shares of the common stock of Hertz Holdings as of December 31, 2008. Lord, Abbett & Co. LLC has reported that it has (i) sole power to vote or direct the vote of 48,586,072 shares of common stock of Hertz Holdings and (ii) sole power to dispose or direct the disposition of 54,066,658 shares of common stock of Hertz Holdings. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey, 07302. All information regarding Lord, Abbett & Co. LLC is based on that entity's report on Schedule 13G/A.

(10)
A report on Schedule 13G/A, dated February 13, 2009, disclosed that Bruce Berkowitz, as the managing member of Fairholme Capital Management, LLC, an investment company, and as president of Fairholme Funds, Inc., was the beneficial owner of 33,837,015 shares of common stock of Hertz Holdings as of December 31, 2008. Mr. Berkowitz reported that he has (i) sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 363,814 shares of common stock of Hertz Holdings, (ii) shared power with Fairholme Capital Management, LLC to vote or direct the vote of 23,925,000 shares of common stock of Hertz Holdings and (iii) shared power with Fairholme Capital Management, LLC to dispose or direct the disposition of 33,837,015 shares of common stock of Hertz Holdings. The address of Fairholme Capital Management, LLC, Bruce Berkowitz and Fairholme Funds, Inc. is 4400 Biscayne Boulevard, 9th floor, Miami, FL 33137. All the information regarding Fairholme Capital Management, LLC is based on that entity's report on Schedule 13G/A.

(11)
Does not include 60,024,510 shares of common stock held by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., or 70,050 currently exercisable stock options and 41,979 shares of common stock issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation payable to Messrs. Tamke, Sleeper and Wasserman under our director compensation policy, as described in Note 1 above. Messrs. Tamke, Wasserman and Sleeper are directors of Hertz Holdings and Hertz and executives of Clayton, Dubilier & Rice, Inc. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc. and of the stock options and shares held by Clayton, Dubilier & Rice, Inc.

(12)
Includes 785 shares held by Mr. Frissora's daughter.

(13)
Does not include 59,250,000 shares of common stock held by investment funds associated with or designated by The Carlyle Group. Messrs. Bernasek and Ledford are directors of Hertz Holdings and Hertz and executives of The Carlyle Group. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by The Carlyle Group.

(14)
Includes 14,739.6, 15,070.2 and 12,965.2 phantom shares issued to Messrs. Bernasek, Berquist and Ledford, respectively, under our director compensation policy.

(15)
Includes employee and/or director stock options which are currently exercisable or which will become exercisable within sixty days; restricted stock units reported as owned outright; and any shares that were purchased pursuant to the our employee stock purchase plan.

(16)
Does not include (i) 58,522,927 shares of common stock held by investment funds and other entities associated with or designated by Merrill Lynch & Co., Inc. (including 46,700 currently exercisable director stock options and 27,985 shares of common stock issued to ML Global Private Equity Fund, L.P., as assignee of compensation payable to Messrs. End and Bitar under our director compensation policy, as described in Note 5 above), or over which such funds exercise voting control, or (ii) 92,329 shares held of record by Merrill Lynch Bank & Trust Co., FSB as of December 31, 2008. Messrs. End and Hain are directors of Hertz Holdings and Hertz and managing directors of the global private equity division of Bank of America Merrill Lynch Capital Investors. They disclaim beneficial ownership of the shares held by investment funds and other entities associated with or designated by Merrill Lynch & Co., Inc. See Notes 7 and 8 above.

(17)
Mr. Bitar resigned from our board of directors on April 8, 2009. On April 14, 2009, Mr. Hain was elected to fill the vacancy created by Mr. Bitar's resignation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the anticipated material U.S. federal income tax consequences relating to the ownership and disposition of our common stock by non-United States holders, as defined below, who may purchase shares of our common stock and hold such shares as capital assets. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretation thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect or different interpretations. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income or estate tax laws (such as financial institutions, insurance companies, tax-exempt organizations, retirement plans, partnerships and their partners, other pass-through entities and their members, dealers in securities, brokers, U.S. expatriates, or persons who have acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the U.S. state and local or non-U.S. tax consequences relating to the ownership and disposition of our common stock. You are urged to consult your own tax advisor regarding the U.S. federal tax consequences of owning and disposing of our common stock (including estate, gift or alternative minimum tax), as well as the applicability and effect of any state, local or foreign tax laws.

        As used in this discussion, the term "non-United States holder" refers to a beneficial owner of our common stock that for U.S. federal income tax purposes is not:

  (i)
  an individual who is a citizen or resident of the United States;

  (ii)
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state or political subdivision thereof or therein, including the District of Columbia;

  (iii)
  an estate the income of which is subject to U.S. federal income tax regardless of source thereof; or

  (iv)
  a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all its substantial decisions, or (b) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

        An individual generally will be treated as a resident of the United States, rather than a nonresident, among other ways, by virtue of being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending in that calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year). Residents are subject to U.S. federal income tax as if they were U.S. citizens.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, we urge you to consult your own tax advisor.

Dividends

        Distributions, if any, made on our common stock will constitute dividends for U.S. federal income tax purposes to the extent they are paid out of our accumulated or current earnings and profits, as determined for U.S. federal income tax purposes. We or a withholding agent will have to withhold U.S. federal withholding tax from the gross amount of any dividends paid to a non-United States holder at a rate of 30%, unless (i) an applicable income tax treaty reduces such tax, and a non-United States holder claiming the benefit of such treaty provides to us or such agent proper Internal Revenue Service ("IRS"), documentation or (ii) the dividends are effectively connected with a non-United States holder's conduct of a trade or business in the United States and the non-United States holder provides to us or such agent proper IRS documentation. In the latter case, such non-United States holder generally will be subject to U.S. federal income tax with respect to such dividends in the same manner as a U.S. citizen or corporation, as applicable, unless otherwise provided in an applicable income tax treaty. Additionally, a non-United States holder that is a corporation could be subject to a branch profits tax on effectively connected dividend income at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If a non-United States holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such non-United States holder may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition

        Generally, a non-United States holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or other disposition of shares of our common stock unless (i) such non-United States holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met, (ii) the gain is effectively connected with such non-United States holder's conduct of a trade or business in the United States, or where a tax treaty provides, the gain is attributable to a U.S. permanent establishment of such non-United States holder, or (iii) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding such sale, exchange or other disposition or the period that such non-United States holder held our common stock (such shorter period, the "Applicable Period").

        We do not believe that we have been, are currently or are likely to be a U.S. real property holding corporation for U.S. federal income tax purposes. If we were to become a U.S. real property holding corporation, so long as our shares of common stock are regularly traded on an established securities market and continue to be traded, a non-United States holder would be subject to U.S. federal income tax on any gain from the sale, exchange or other disposition of our common stock only if such non-United States holder actually or constructively owned, during the Applicable Period, more than 5% of our common stock.

        Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if the non-United States holder is a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable income tax treaty). If the non-United States holder is an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions, then such holder will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such holder's capital gains from the sale or other disposition of our common stock, to the extent treated as having a U.S. source, exceed capital losses allocable to U.S. sources.

        Special rules may apply to non-United States holders, such as controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Information Reporting and Backup Withholding Tax

        Generally, we must report annually to the IRS and to each non-United States holder any dividend that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States holder resides.

        Generally, information reporting and backup withholding of United States federal income tax at the applicable rate may apply to payments made by us or our paying agent to a non-United States holder if such holder fails to make the appropriate certification that the holder is not a U.S. person or if we or our paying agent has actual knowledge or reason to know that the payee is a U.S. person.

        Payments of the proceeds of the sale of our common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but not backup withholding, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a U.S. person. Payments of the proceeds of a sale of our common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-U.S. person or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-United States holder of our common stock will be allowed as a credit against such holder's U.S. federal income tax, if any, or will be otherwise refundable, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        Hertz Holdings and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters and, along with Barclays Capital Inc., joint book-running managers for this offering.

Underwriters	Number of Shares
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
ABN AMRO Incorporated
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.

Total	40,000,000

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 6,000,000 shares from Hertz Holdings. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by Hertz Holdings. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 6,000,000 additional shares.

Paid by Hertz Holdings

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $        per share from the initial price to the public. If all the shares are not sold at the initial price to the public, the representatives may change the offering price and the other selling terms.

        Hertz Holdings, its directors and certain of its executive officers and the Sponsors, have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

        The restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period the company issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the restricted period, the company announces that it will release earnings results during the 15-day period following the last day of the period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

        Our common stock is listed on the NYSE under the symbol "HTZ."

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from Hertz Holdings in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        The underwriters will not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the customer.

        Hertz Holdings will pay all of the expenses of the offering, excluding underwriting discounts and commissions of Hertz Holdings. Hertz Holdings estimates that its total expenses with respect to the offering, excluding underwriting discounts and commissions, will be approximately $          million.

        Hertz Holdings has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Affiliates of Certain of the Underwriters

  Conflict of Interest

        Affiliates of Merrill Lynch & Co. own more than 10% of Hertz Holdings' outstanding common stock. On January 1, 2009, Bank of America acquired Merrill Lynch & Co. Accordingly, each of Merrill Lynch & Co. and Bank of America is deemed to be an affiliate of Hertz Holdings under Rule 2720(b)(1) of the NASD Conduct Rules and, therefore, the affiliate underwriters may be deemed to have a conflict of interest under, and this offering will be made in compliance with, Rule 2720 of the NASD Conduct Rules. Rule 2720 of the NASD Conduct Rules does not require the use of a "qualified independent underwriter," as defined by the Financial Regulatory Authority, Inc., for this offering because there is a "bona fide market" in Hertz Holdings' common stock.

  Additional Relationships

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Hertz Holdings and its subsidiaries, for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters provided, or arranged for a syndicate to provide, and acted as agents under the Hertz Holdings loan facility and received customary compensation for such services. In addition, affiliates of certain of the underwriters are lenders under Hertz's senior credit facilities and structuring advisors and agents under Hertz's asset backed facilities and received customary compensation for such services. In addition, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is a lender under the fleet financing facility.

        We have been advised by Merrill Lynch & Co., one of the underwriters in this offering, that between November 17, 2006 and April 19, 2007, Merrill Lynch & Co. engaged in principal trading activity in Hertz Holdings common stock. Some of these purchases and sales of Hertz Holdings common stock should have been reported to the SEC on Form 4, but were not so reported. Merrill Lynch & Co. and certain of its affiliates have engaged in additional principal trading activity since that time. Merrill Lynch & Co. and certain of its affiliates have since filed amended or additional reports on Form 4 disclosing the current number of shares of common stock of Hertz Holdings held by Merrill Lynch & Co. and its affiliates. To date, Merrill Lynch & Co. has paid to Hertz Holdings approximately $4.7 million for its "short swing" profit liability resulting from its principal trading activity that is subject to recovery by Hertz Holdings under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, because Merrill Lynch & Co. may be deemed to be an affiliate of Hertz Holdings and there was no registration statement in effect with respect to its sale of shares during this period, certain of these sales may have been made in violation of Section 5 of the Securities Act of 1933, as amended.

Selling Restrictions

  United Kingdom

        Each of the underwriters has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or "FSMA") received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to Hertz Holdings, and

  (b)
  it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

  Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

        This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Japan

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

        The validity of the common stock being offered by this prospectus supplement will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is a shareholder of the general partner of the general partner of CD&R Fund VII, one of the investment funds associated with the Sponsors. Weil, Gotshal & Manges LLP, New York, New York, is advising the underwriters in connection with the offering of common stock. Weil, Gotshal & Manges LLP from time to time performs legal services for us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Hertz Holdings is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's website. You can also access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through the investor relations portion of our Internet website (http://www.hertz.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC. We intend to furnish stockholders with annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

  •
  our Current Reports on Form 8-K filed on March 4, 2009, April 6, 2009, April 14, 2009 and May 20, 2009;

  •
  the portion of our Current Report on Form 8-K filed on January 20, 2009 that appears under the caption Item 2.05;

  •
  description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated November 8, 2006 (File No. 001-33139); and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all the shares that may be offered by this prospectus supplement.

        You should read the information relating to us in this prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

PROSPECTUS

Hertz Global Holdings, Inc.

Common Stock
Convertible Debt Securities

        By this prospectus, Hertz Global Holdings, Inc., which we refer to in this prospectus as "Hertz Holdings," may offer and sell shares of our common stock and debt securities which may be convertible into shares of our common stock, in each case as described in this prospectus, separately or together in any combination, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock or convertible debt securities.

        Investing in our securities involves risks. You should consider the risk factors described on page 5 and in any accompanying prospectus supplement and in the documents we incorporate by reference.

        The common stock of Hertz Holdings is listed on the New York Stock Exchange under the symbol "HTZ."

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may over time offer and sell our common stock and convertible debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a free writing prospectus prepared by us.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized anyone to give you any information or to make any representations about our common stock or convertible debt securities, other than those described in the prospectus, applicable prospectus supplements, or any free writing prospectus prepared by us or any other information to which we have expressly referred you. If you are given any information or representation about these matters that is not discussed in this prospectus, a prospectus supplement or a free writing prospectus prepared by us, you must not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

        You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless the context otherwise requires, in this prospectus, (i) "Hertz Holdings" means Hertz Global Holdings, Inc., our top-level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly owned subsidiary of Hertz Investors, Inc., which is wholly owned by Hertz Holdings, (iii) "we," "us" and "our" mean (a) prior to December 21, 2005, Hertz and its consolidated subsidiaries and (b) on and after December 21, 2005, Hertz Holdings and its consolidated subsidiaries, including Hertz and (iv) "HERC" means Hertz Equipment Rental Corporation, Hertz's wholly owned equipment rental subsidiary, together with our various other wholly owned international subsidiaries that conduct our industrial, construction and material handling equipment rental business.

        The "Successor period ended December 31, 2005" refers to the 11-day period from December 21, 2005 (the date of our acquisition from Ford Holdings LLC) to December 31, 2005 and the "Predecessor period ended December 20, 2005" refers to the period from January 1, 2005 to December 20, 2005. The term "Successor" refers to us following the date of such acquisition and the term "Predecessor" refers to us prior to such date. Certain financial information in this prospectus for the Predecessor period ended December 20, 2005 and Successor period ended December 31, 2005 has been presented on a combined basis.

        In September 2008, Bank of America Corporation, or "Bank of America," announced it was acquiring Merrill Lynch & Co., the parent company of Merrill Lynch Global Private Equity, or "MLGPE." This transaction closed on January 1, 2009. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by MLGPE and certain of its affiliates.

PROSPECTUS SUMMARY

        The following summary does not contain all the information that may be important to purchasers of our common stock and convertible debt securities. You should carefully read the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

Our Company

        We own what we believe is the largest worldwide general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In our car rental business segment, we and our independent licensees and associates accept reservations for car rentals at approximately 8,100 locations in approximately 145 countries. We are the only car rental company that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at the 42 major airports in Europe where we have company-operated locations and data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 345 branches in the United States, Canada, France, Spain and China, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 6.8% over the last 20 years, with year-over-year growth in 17 of those 20 years.

        The car and equipment rental industries are significantly influenced by general economic conditions. The car rental industry is also significantly influenced by developments in the travel industry, and, particularly, in airline passenger traffic. The United States and international markets are currently experiencing a significant decline in economic activities, including a tightening of credit markets, reduced airline passenger traffic, reduced consumer spending and volatile fuel prices. During 2008, this resulted in a rapid decline in the volume of car rental transactions, an increase in depreciation and fleet related costs as a percentage of revenue, lower industry pricing and lower residual values for the non-program cars that we sold.

*    *    *    *

        Hertz Holdings and Hertz are incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656. Our telephone number is (201) 307-2000.

 RISK FACTORS

        Investing in our securities involves substantial risk. You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. In particular, we urge you to consider carefully the risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in this prospectus and the documents incorporated herein by reference, including, without limitation, those concerning our liquidity and capital resources, include "forward-looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors, including, without limitation, those risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008, could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include:

  •
  our operations;

  •
  economic performance;

  •
  financial condition;

  •
  management forecasts;

  •
  efficiencies;

  •
  cost savings and opportunities to increase productivity and profitability;

  •
  income and margins;

  •
  liquidity and availability to us of additional or continued sources of financing for our revenue earning equipment;

  •
  financial instability of insurance companies providing financial guarantees for our asset-backed securities;

  •
  financial instability of the manufacturers of our cars;

  •
  economies of scale;

  •
  the economy;

  •
  future economic performance;

  •
  our ability to maintain profitability during adverse economic cycles and unfavorable external events;

  •
  fuel costs;

  •
  future acquisitions and dispositions;

  •
  litigation;

  •
  potential and contingent liabilities;

  •
  management's plans;

  •
  taxes;

  •
  tangible and intangible asset impairment charges; and

  •
  refinancing of existing debt.

        In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the quarter ended March 31, 2009, the years ended December 31, 2008, 2007, 2006, the Successor Period ended December 31, 2005, the Predecessor Period ended December 20, 2005 and the year ended December 31, 2004:

	Successor					Predecessor
					For the periods from
		Years ended December 31,			December 21, 2005 to December 31, 2005	January 1, 2005 to December 20, 2005
	Period ended March 31, 2009(2)						Year ended December 31, 2004
		2008	2007	2006
Ratio of earnings to fixed charges(b)	(a)	(a)	1.4	1.2	(a)	1.9	1.9

(a)
Earnings (loss) before income taxes, non-controlling interest and fixed charges for the three months ended March 31, 2009, the year ended December 31, 2008 and the Successor period ended December 31, 2005 were inadequate to cover fixed charges for the period by $210.5 million, $1,385.7 million and $33.3 million, respectively.

(b)
We adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, or "FIN 48," "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" on January 1, 2007. Accrued interest expense, for the three months ended March 31, 2009, the years ended December 31, 2008 and 2007, of approximately $0.3 million, $0.6 million and $3.4 million, respectively, is excluded from both fixed charges and earnings.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        We may distribute the common stock from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us;

  •
  any options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  terms and conditions of the offering;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters' or dealers' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

        Similar to other purchase transactions, an underwriter's purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        We may, from time to time, offer the convertible debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such convertible debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

        The final offering price at which our convertible debt securities would be sold and the allocation of convertible debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of convertible debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

        We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Overview

        The amended and restated certificate of incorporation of Hertz Holdings, which we refer to in this prospectus as our "certificate of incorporation," authorizes 2,000,000,000 shares of common stock, par value $0.01 per share. As of May 18, 2009, we had outstanding 323,846,335 shares of common stock. In addition, our certificate of incorporation authorizes 200,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued or is outstanding. The following descriptions of our capital stock and provisions of our certificate of incorporation and by-laws are summaries of their material terms and provisions and are qualified by reference to our certificate of incorporation and by-laws, copies of which are filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

        Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the directors.

        The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries' ability to pay dividends to Hertz Holdings, which is in turn subject to the restrictions set forth in our senior credit facilities and the indentures governing the senior notes and the senior subordinated notes.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares of common stock offered by us in this offering, when issued, will be, fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

        Computershare Investor Services LLC is the transfer agent and registrar for our common stock.

        Our common stock is listed on the NYSE under the symbol "HTZ."

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock. We have no present plan to issue any shares of preferred stock.

Corporate Opportunities

        Our certificate of incorporation provides that our stockholders that are investment funds associated with or designated by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., The Carlyle Group and Merrill Lynch Global Private Equity, or, collectively, the "Sponsors," have no obligation to offer us an opportunity to participate in business opportunities presented to the Sponsors or their respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither the Sponsors nor their respective officers, directors, agents, members, partners or affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Change of Control Related Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

        A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

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  enhance the likelihood of continuity and stability in the composition of our board of directors;

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  discourage some types of transactions that may involve an actual or threatened change in control of us;

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  discourage certain tactics that may be used in proxy fights;

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  ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

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  encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

        Common Stock.    The remaining shares of our authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    Our certificate of incorporation provides that our board of directors has the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors; Vacancies and Removal of Directors

        Our certificate of incorporation provides that our board of directors is divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation provides that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of greater than a majority of the outstanding shares of our common stock entitled to vote for the election of the director. Vacancies in our board of directors may be filled only by our board of directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors.

        These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Calling Stockholder Meetings; Action by Written Consent

        Our by-laws require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Also, special meetings of the stockholders may only be called by the board of directors.

        In addition, our certificate of incorporation and by-laws provide that action may be taken by written consent of stockholders only for so long as investment funds affiliated with or designated by the Sponsors collectively hold a majority of our outstanding common stock. After such time, any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the board of directors. As of the date of this prospectus, the investment funds associated with or designated by the Sponsors hold approximately 55% of our outstanding common stock.

        These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Limitation of Liability of Directors; Indemnification of Directors

        Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our certificate of incorporation provides that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our by-laws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

        We have entered into indemnification agreements with each of our directors. These indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws

        The provisions of our certificate of incorporation governing, among other things, the removal of directors only for cause, the liability of directors, the elimination of stockholder actions by written consent upon investment funds affiliated with or designated by the Sponsors ceasing to collectively hold a majority of our outstanding common stock and the prohibition on the right of stockholders to call a special meeting may not be amended, altered or repealed unless the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Certain provisions of our by-laws may be amended with the approval of the vote of holders of at least two-thirds of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Delaware Takeover Statute

        We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

        The following summary of the terms of our convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus and the related prospectus supplement will be unsecured obligations. The particular terms of any convertible debt securities will be described more specifically in the prospectus supplement relating to such convertible debt securities. The convertible debt securities will be issued under a convertible debt securities indenture. The convertible debt securities indenture is sometimes referred to in this prospectus as an "indenture." A form of the indenture has been filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is part.

        You should read the particular terms of the convertible debt securities, which will be described in more detail in the prospectus supplement. Copies of the indenture may be obtained from us or the trustee.

General

        The indenture does not limit the amount of convertible debt securities that we may issue under the indenture, nor will it limit us from incurring or issuing other secured or unsecured debt.

        The convertible debt securities issued under the indenture will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the convertible debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the convertible debt securities.

        The prospectus supplement will describe the following terms and provisions as they relate to the convertible debt securities:

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  the title of the convertible debt securities;

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  any limit on the aggregate principal amount of the convertible debt securities;

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  whether the convertible debt securities are to be issuable as registered securities or bearer securities, or both;

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  whether any of the convertible debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for convertible debt securities registered in the name of, or any transfer of global or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

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  the price or prices, expressed as a percentage of the aggregate principal amount, at which the convertible debt securities will be issued;

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  the date or dates on which the convertible debt securities will mature;

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  the rate or rates per year at which the convertible debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

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  the dates on which interest payments on the convertible debt securities are due, the regular record date for any interest payable on the convertible debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under "—Global and Book-Entry Convertible Debt Securities";

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  any mandatory or optional sinking fund or analogous provisions;

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  each office or agency where the principal, premium, if any, and interest on the convertible debt securities will be payable, or the convertible debt securities may be presented for registration of transfer or exchange;

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  the date, if any, after which and price or prices at which the convertible debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

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  a detailed description of the terms of any optional or mandatory redemption provisions regarding the convertible debt securities or a redemption option of holders upon the conditions defined in the indenture;

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  the denominations in which any convertible debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000;

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  the currency or currency units of payment of principal of and any premium, if any, and interest on the convertible debt securities;

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  any index used to determine the amount of payments of principal of and any premium, if any, and interest on the convertible debt securities and the manner in which the amounts will be determined;

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  the terms and conditions upon which conversion of the convertible debt securities may be effected, including:

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  the conversion price (or method of calculating the same);

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  the conversion period (or method of determining the same);

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  whether conversion will be mandatory, at our option or at the option of the holder;

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  the events requiring an adjustment of the conversion price; and

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  any other provision affecting conversion of such debt securities;

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  any other terms of the convertible debt securities consistent with the provisions of the indenture; and

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  descriptions of any special provisions for the payment of additional amounts regarding the convertible debt securities.

        We may also issue convertible debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the convertible debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in the prospectus supplement.

        In addition, specific United States federal income tax or other considerations applicable to any convertible debt securities denominated other than in United States dollars, and to any convertible debt securities which provide for application of an index to determine principal and interest, will be described in the prospectus supplement.

        We may, in certain circumstances, without notice to or consent of the holders of the convertible debt securities, issue additional convertible debt securities having the same terms and conditions as the convertible debt securities issued under this prospectus and the prospectus supplement, so that such additional convertible debt securities and the convertible debt securities offered under this prospectus and the prospectus supplement and references in this prospectus and the prospectus supplement to the convertible debt securities shall include, unless the context otherwise requires, any further convertible debt securities issued as described in this paragraph. We refer to such issuance of additional convertible debt securities as a further issue.

Book-Entry Provisions

        The indenture will provide that the convertible debt securities may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the prospectus supplement.

        A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

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  DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

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  DTC ceases to be qualified as required by the indenture;

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  we instruct the trustee, in accordance with the indenture, that the book-entry securities will be so registrable and exchangeable;

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  an event of default has occurred and is continuing regarding the convertible debt securities evidenced by the book-entry securities; or

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  other circumstances exist as are specified in the prospectus supplement.

        We will appoint the trustee as security registrar. If the prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding the convertible debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. We may at any time designate additional transfer agents regarding the convertible debt securities.

Payment and Paying Agents

        Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants' accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

        Neither we, the trustee, the securities registrar nor any paying agent for the convertible debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Global and Book-Entry Convertible Debt Securities

        One or more global securities representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the convertible debt securities. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the convertible debt securities represented by the book-entry securities with an aggregate amount of convertible debt securities equal to the total number of convertible debt securities that have been so purchased. The prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of the convertible debt securities to be represented by one or more global securities. Beneficial interests in the convertible debt securities will only be evidenced by, and transfers of the convertible debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Governing Law

        The indenture and the convertible debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Regarding the Trustee

        The indenture will contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue, or resign.

 VALIDITY OF SECURITIES

        Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is a shareholder of the general partner of the general partner of CD&R Fund VII, one of the investment funds associated with the Sponsors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Hertz Global Holdings, Inc. for the three-month periods ended March 31, 2009 and 2008, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2009 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us as well as our common stock and convertible debt securities, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

        The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Hertz Holdings is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference

Room of the SEC as described above, or inspect them without charge at the SEC's website. You can access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through the investor relations portion of our Internet website (http://www.hertz.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus or any report filed with or furnished to the SEC.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

        The following documents listed below that we have previously filed with the SEC (Commission File Number 001-33139) are incorporated by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2008;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

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  our Current Reports on Form 8-K filed on March 4, 2009, April 6, 2009 and April 14, 2009;

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  the portion of our Current Report on Form 8-K filed on January 20, 2009 that appears under the caption Item 2.05;

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  description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated November 8, 2006 (File No. 001-33139); and

  •
  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus.

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

40,000,000 Shares

Common Stock

Hertz Global Holdings, Inc.

PROSPECTUS SUPPLEMENT
May       , 2009

Joint Book-Running Managers
J.P.Morgan	Goldman, Sachs & Co.	Merrill Lynch & Co.	Barclays Capital
Lead Manager
Deutsche Bank Securities
Co-Managers

ABN AMRO Incorporated	BNP PARIBAS	Calyon Securities (USA) Inc.